File Nos. 33-
                                                                     811-4092


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM N-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933          [X]
     Pre-Effective Amendment No.                              [   ]
     Post-Effective Amendment No.                              [   ]

REGISTRATION STATEMENT UNDER THE INVESTMENT ACT OF 1940
     Amendment No.19                                   [X]

     FIRST VARIABLE ANNUITY FUND E
     (Exact Name of Registrant)

     FIRST VARIABLE LIFE INSURANCE COMPANY
     (Name of Depositor)


     10 Post Office Square, 12th Floor
     Boston, Massachusetts                                        02109
     (Address of Depositor's Principal Executive Offices)

Depositor's telephone number including area code:                    (617)
457-6700

     Name and Address of Agent for Service
          Arnold R. Bergman
          Vice President- Legal & Administration
          First Variable Life Insurance Company
          10 Post Office Square, 12th Floor
          Boston, MA 02109

     Copies to:
          Lynn Stone, Esq.
          Blazzard, Grodd & Hasenauer, P.C.
          943 Post Road East
          Westport, CT 6881
          (203) 226-7866

Approximate Date of Proposed Public Offering:
     As soon as practicable after the effective date of this Filing.

Calculation of Registration Fee under the Securities Act of 1933:
     $500 - Registrant is registering an indefinite number of securities under the Securities Act of 1933 pursuant to Investment Company Act Rule 24f-2.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        FIRST VARIABLE ANNUITY FUND E
                            CROSS REFERENCE SHEET
                          (Pursuant to Rule 495(a))

Item No. in Form N-4
                           PART A     Location

Item 1.      Cover Page      Cover Page

Item 2.      Definitions      Definitions

Item 3.      Synopsis or Highlights      Highlights

Item 4.      Condensed Financial Information      Condensed Financial
          Information

Item 5.      General Description of Registrant, Depositor and Portfolio
Companies      The Company; The Separate Account;
          Investment Options

Item 6.      Deductions      Charges and Deductions

Item 7.      General Description of Variable Annuity Contracts      The
Contract

Item 8.      Annuity Period      Annuity Provisions

Item 9.      Death Benefit      Death Benefit Provisions, Annuity Provisions

Item 10.      Purchases and Contract Value      The Contract-  Purchase
Payments; The Contract- Contract Value

Item 11.      Redemption's      Withdrawals; The Contract Application and
Issuance of a Contract

Item 12.      Taxes      Tax Considerations

Item 13.      Legal Proceedings      Legal Proceedings

Item 14. Table of Contents of Statement of Additional Information Table of Contents of
          Statement of the Additional Information

                                    PART B
Item 15.      Cover Page      Cover Page

Item 16.      Table of Contents      Table of Contents

Item 17.      General Information and History      Company

Item 18.      Services      Not Applicable

Item 19.      Purchase of Securities Being Offered      Not Applicable

Item 20.      Underwriters      Distributor

Item 21.      Calculation of Performance Data      Yield Calculation for IMS
Prime Money Fund Sub-Account Performanace Information

Item 22.      Annuity Payments      Annuity Provisions

Item 23.      Financial Statements      Financial Statements

                                    PART C

Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

                                    PART A

                       PROSPECTUS               DATED:

                           CAPITAL VARIABLE ANNUITY

                                  FUNDED IN
                        FIRST VARIABLE ANNUITY FUND E

                                      BY
                    FIRST VARIABLE LIFE INSURANCE COMPANY


Marketing and Executive Office:      Variable Service Center:
10 Post Office Square     P.O. Box 1317
Boston, MA 02109     Des Moines,  IA  50305-1317
     (800) 845 - 0689


This Prospectus describes the Capital Variable Annuity contract (the "Contract"), an individual flexible payment deferred variable annuity contract issued by First Variable Life Insurance Company (the "Company"). The Contract provides for accumulation of Contract Values and payment of monthly annuity payments on a fixed and variable basis. The Contract is designed for use by individuals in tax-qualified retirement plans (a "Qualified Contract") or for other long term savings and retirement purposes (a "Non-Qualified Contract").

Purchase Payments for a Contract may be allocated to the Company's segregated investment account called First Variable Annuity Fund E (the "Separate Account") or to the Company's Fixed Account. The Separate Account invests in selected Portfolios of two mutual funds: Variable Investors Series Trust
("VIST") and Insurance Management Series ("IMS"). The Portfolios currently available under a Contract are: VIST High Income Bond, VIST Multiple Strategies, VIST Common Stock, VIST U.S. Government Bond, VIST Tilt Utility, VIST World Equity, VIST Growth & Income, VIST Small Cap and IMS Prime Money Fund. (See "Investment Options," p.__.) The Company reserves the right, under certain circumstances, to delay the investment of initial Purchase Payments in VIST Portfolios, but does not currently do so. (See "Application and Issuance of a Contract," p.__.)

An investment in a Contract is not a deposit or obligation of, or guaranteed or endorsed by, any bank, nor is a Contract federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. An investment in the Contract is subject to risk that may cause the value of the Owner's investment to fluctuate, and when the Contract is surrendered, the value may be higher or lower than the Purchase Payment.

This Prospectus contains information that an investor should know before investing. A Statement of Additional Information about the Contract and the Separate Account, which has the same date as this Prospectus, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The table of contents of the Statement of Additional Information can be found on page __ of this Prospectus. For a copy of the Statement of Additional Information, which is available at no cost, write the Company at its Variable Service Center or call the number shown above.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
    OFFENSE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.

                              TABLE OF CONTENTS

                                    PAGE
DEFINITIONS
HIGHLIGHTS
FEE TABLES AND EXAMPLES
THE COMPANY
THE SEPARATE ACCOUNT
INVESTMENT OPTIONS
  Variable Investors Series Trust
  Insurance Management Series
  Fixed Account Option
  Transfers Among Investment Options
       General Requirements
       Systematic Transfers - Dollar Cost Averaging
       Telephone Requests
       Restrictions on Transfers
       Automatic Transfer of Small Accounts
  Changes to Investment Options
CHARGES AND DEDUCTIONS
  Administrative Charge
  Annual Contract Maintenance Charge
  Mortality and Expense Risk Charge
  Optional Enhanced Death Benefit Charge
  Premium Taxes
  Transfer Fee
  Withdrawal Charge
       Withdrawal Charge Percentages
       Partial Withdrawals
       Free Withdrawal Amount
       Waiver of Withdrawal Charge
   Other Charges and Deductions
       Fund Expenses
       Income Taxes
       Special Service Fees
       Elimination or Reduction of Charges and Expenses
THE CONTRACT
  Application and Issuance of a Contract
       Free Look Right
  Purchase Payments
       General Requirements
       Conversion to Accumulation Units
       Automatic Investment Plan
  Contract Value
       Accumulation Unit Value
       Fixed Account Value
       Reports
C\  Ownership
       Assignment
  Change of Designations
       Owner
       Annuitant
       Beneficiary
       Restriction on Qualified Contracts
  Minimum Value Requirements
       Termination of Small Accounts
       Transfer of Small Contract Value
DEATH BENEFIT PROVISIONS
   Death of the Annuitant
   Death of the Owner
       Basic Death Benefit
       Bonus Death Benefit
       Optional Enhanced Death Benefit
  Payment of Death Benefit
  Owners Other than a  Single Person
  Beneficiaries Other than a Single Person
ANNUITY PROVISIONS
  Annuity Date
  Annuity Payments
       Allocation
       Amount
       Annuitization Bonus
       Variable Annuity Payments
  Annuity Options
       Option A. Life Annuity
       Option B. Life Annuity with Periods Certain of 60, 120, 180 or 240
 Months
       Option C. Joint and Survivor Annuity
       Option D. Joint and Contingent Annuity
       Option E. Fixed Payments for a Period Certain
  Misstatement of Age or Sex

WITHDRAWALS
  Partial Withdrawals
  Systematic Withdrawals
  Tax Penalties and Restrictions
  Texas Optional Retirement Program
  Suspension of Payments or Transfers
PERFORMANCE INFORMATION
  Performance Data
  IMS Prime Money Fund Portfolio
  Other Portfolios
TAX CONSIDERATIONS
  General
  Diversification
  Multiple Contracts
  Income Tax Withholding
 Withdrawals from Non_Qualified Contracts
  Qualified Plans
       H.R. 10  Plans
       403(b) Annuities
       Individual Retirement Annuities
       Corporate Pension and Profit-Sharing Plans
       Section 457 Plans
  Withdrawals from Qualified Contracts
  Withdrawal Limitations on 403(b) Annuities
   Contracts Owned by Other  than Natural Persons
OTHER MATTERS
   Distribution
   Legal Proceedings
   Transfers by Company
   Voting Rights
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

                                 DEFINITIONS

ACCOUNT - Fixed Account and/or one or more of the Sub_Accounts of the Separate Account.

ACCUMULATION PERIOD - The period during which Purchase Payments may be made prior to the Annuity Date.

ACCUMULATION UNIT - A unit of measure used to calculate the Contract Value of a Sub_Account of the Separate Account prior to the Annuity Date.

ACCUMULATION UNIT VALUE or AUV - The value of an Accumulation Unit on a Business Day.

AGE - The attained age of the Owner or Annuitant, as applicable, on the date for which age is being determined.

ANNUITANT -The natural person on whose life Annuity Payments are based.

ANNUITY DATE -The date on which Annuity Payments begin.

ANNUITY PAYMENTS -The series of payments made after the Annuity Date under the Annuity Option elected.

ANNUITY PERIOD -The period after the Annuity Date during which Annuity Payments are made.

ANNUITY UNIT - A unit of measure used to calculate Variable Annuity Payments after the Annuity Date.

BENEFICIARY -The person(s) or entity who will receive the death benefit.

BUSINESS DAY - Each day that the New York Stock Exchange is open for trading, which is Monday through Friday, except for normal business holidays.

COMPANY - First Variable Life Insurance Company.

CONTRACT ANNIVERSARY - An anniversary of the Issue Date.

CONTRACT VALUE - The sum of the Owner's interest in the Sub_Accounts of the Separate Account and in the Fixed Account.

CONTRACT  YEAR  -  One  year  from  the  Issue  Date  and  from  each Contract
Anniversary.

DISTRIBUTOR - First Variable Capital Services, Inc., 10 Post Office Square, Boston, MA 02109.

FIXED ACCOUNT - The Company's general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

FIXED ACCOUNT VALUE - The Owner's interest in the Fixed Account during the Accumulation Period.

FIXED ANNUITY PAYMENTS - A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

FUNDS - Variable Investors Series Trust and Insurance Management Series, each of which is an open-end management investment company in which the Separate Account invests.

INVESTMENT OPTION - The Fixed Account or any of the Sub-Accounts of the Separate Account which can be selected by the Owner of a Contract.

ISSUE DATE - The date on which the first Contract Year begins.

NON_QUALIFIED CONTRACTS - Contracts which do not receive favorable tax treatment under Sections 401, 403(b), 408, or 457 of the Internal Revenue Code.
OWNER  -  The  person,  persons or entity entitled to all the ownership rights under a Contract. The initial Owner is stated in the application for a Contract, and may be later changed as the Contract provides.

PORTFOLIO - A Fund's separate and distinct class of shares that is available as an underlying investment under a Contract.

PURCHASE PAYMENT - An amount paid to the Company to provide benefits under the Contracts.

QUALIFIED CONTRACTS - Contracts issued under retirement plans which receive favorable tax treatment under Sections 401, 403(b), 408, or 457 of the Internal Revenue Code.

SEPARATE ACCOUNT - A separate investment account of the Company, designated as First Variable Annuity Fund E, into which Purchase Payments or Contract Values may be allocated.

SUB_ACCOUNT - A segment of the Separate Account which invests in a specified Portfolio of one of the Funds.

VALUATION PERIOD - The period of time between the close of one Business Day and the close of business for the next succeeding Business Day.

VARIABLE ACCOUNT VALUE - The Owner's interest in the Sub_Accounts of the Separate Account during the Accumulation Period, which vary in amount with the investment experience of each applicable Sub-Account.

VARIABLE ANNUITY PAYMENTS - A series of payments made during the Annuity Period which vary in amount with the investment experience of each applicable Sub_Account.

VARIABLE SERVICE CENTER - The Company's administrative service center for a Contract is located at 1206 Mulberry Street, Des Moines, IA 50309.

WITHDRAWAL VALUE - The value of a Contract that is available during the Accumulation Period upon withdrawal or surrender. The Withdrawal Value is also used to determine Annuity Payments that begin during the first 2 Contract Years. Withdrawal Value equals the Contract Value as of the date the Company prices the transaction, less:
 - any applicable taxes not previously deducted; less
 - the Withdrawal Charge, if any; less
 - the Annual Contract Maintenance Charge, if any; less
 - the Optional Enhanced Death Benefit Charge, if any.


                                  HIGHLIGHTS

The Capital Variable Annuity is an individual flexible payment deferred variable annuity contract (the "Contract.") The Owner allocates Purchase Payments among ten Investment Options under a Contract issued by First
Variable Life Insurance Company (the "Company.") Nine of these options are Sub-Accounts of First Variable Annuity Fund E (the "Separate Account"), a segregated investment account of the Company. Purchase Payments may also be allocated to the Fixed Account of the Company.

Each Sub-Account invests exclusively in shares of a corresponding Portfolio of a selected mutual fund (a "Fund.") The selected Funds are Variable Investors Series Trust ("VIST") and Insurance Management Series ("IMS.") The Portfolios currently available are: VIST Common Stock, VIST Growth & Income, VIST High Income Bond, VIST Multiple Strategies, VIST Small Cap, VIST Tilt Utility, VIST U.S. Government Bond Fund, VIST World Equity, and IMS Prime Money Fund (see "Investment Options," p.__. ) Owners bear the investment risk for any amounts allocated to a Sub-Account.

Owners  have  the  right  to  return a Contract according to the terms of its
"free-look"  right.    The  Company  reserves  the  right  to  delay  initial
investments  of Purchase Payments in the VIST Portfolios in certain instances,
but  it  does  not  currently  do  so.    (See  "Application and Issuance of a
Contract," p.__.)

Purchase Payments and other Contract Value allocated to the Fixed Account are guaranteed by the Company as to safety of principal and are credited a minimum 3% rate of interest on an annual basis. The Company, in its discretion, may credit a higher current interest rate. New Purchase Payments allocated to the Fixed Account, Contract Value to be transferred to Fixed Account, and existing Contract Value allocated to the Fixed Account, may receive different rates of current interest. (See "Fixed Account Option," p.__.)

There is a daily Administrative Charge which is equal to a percentage of the daily net assets in each Sub-Account of the Separate Account for this class of Contract. The annual rate for this charge is .15%. This charge compensates the Company for costs associated with the administration of a Contract and the Separate Account. (See "Charges and Deductions--Administrative Charge," p.__.)

There is an Annual Contract Maintenance Charge of $30 each Contract Year during the Accumulation Period. However, if the Contract Value on a Contract Anniversary is at least $100,000, then no charge is taken. (See "Charges and Deductions--Annual Contract Maintenance Charge," p.__.)

There is a daily Mortality and Expense Risk Charge which is equal to a percentage of the daily net assets in each Sub-Account of the Separate Account for this class of Contract. The annual rate for this charge is 1.25%.
  This charge compensates the Company for assuming the mortality and expense risks under the Contracts. (See "Charges and Deductions--Mortality and Expense Risk Charge," p.__.)

The Contract provides different forms of Death Benefits if the Owner dies before the Annuity Date. (See "Death Benefit Provisions," p.__.) If an Optional Enhanced Death Benefit is elected, there is a charge which is taken on each Contract Anniversary during the Accumulation Period up to the earlier of the Annuity Date or the Owner's 80th birthday. The charge is .35% of the Contract Value on the Contract Anniversary. The charge is also taken on the Annuity Date if the Annuity Date is other than a Contract Anniversary or at the time of surrender if a Contract is surrendered during a Contract Year, based on the Contract Value at that time. (See "Charges and Deductions -- Optional Enhanced Death Benefit Charge," p.__.)

Premium taxes or other taxes payable to a state or other governmental entity will be charged against the Contract Values. (See "Charges and Deductions-- Premium Taxes," p.__.)

Under certain circumstances, a $10 Transfer Fee may be assessed when an Owner transfers Contract Values from one Sub_Account to another Sub_Account or to or from the Fixed Account. (See "Charges and Deductions--Transfer Fee," p.__.)

A Withdrawal Charge of up to 7% of Purchase Payments may be deducted for a withdrawal or surrender of all or a portion of the Contract Value. The Withdrawal Charge will also apply if Contract Value is applied to an Annuity Option within the first 2 Contract Years (See "Annuity Provisions'" p.__.) No Withdrawal Charge will be taken on a partial withdrawal in any Contract Year unless the amount withdrawn exceeds the annual Free Withdrawal Amount. The annual Free Withdrawal Amount is equal to 15% of Purchase Payments. The Withdrawal Charge will vary in amount, depending upon the year in which the Purchase Payment being surrendered was made. (See "Charges and Deductions--Withdrawal Charge," p.__.)

A ten percent (10%) federal income tax penalty may be applied to the income portion of any distribution from a Non_Qualified Contract before the Owner reaches age 59 1/2, with certain exceptions. Separate tax withdrawal penalties and restrictions apply to a Qualified Contract. Special restrictions apply to distribution from a 403(b) annuity. (See "Tax Considerations--Withdrawal from Non-Qualified Contract," p.__, "Withdrawal from Qualified Contract," p.__, and "Withdrawal Limitations on 403(b) Annuities," p.__.)

For a further discussion on the taxation of a Contract, see "Tax Considerations" beginning on p.__, and "Tax Considerations--Diversification," p.__, for a discussion of owner control of the underlying investments in a variable annuity contract.

VARIOUS CONTRACT RIGHTS, BENEFITS, AND INVESTMENT OPTIONS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL JURISDICTIONS, OR MAY DIFFER BETWEEN JURISDICTIONS TO MEET APPLICABLE LOCAL LAWS AND/OR REGULATIONS.


                            FEE TABLE AND EXAMPLES


The charges and deductions under a Contract are summarized in the following table. This table is designed to help an Owner understand direct and indirect costs for a Contract, but should be read only in conjunction with the detailed descriptions in the "Charges and Deductions" section of this prospectus, beginning on page __. The table assumes that the entire Contract Value is invested in the Separate Account. Owners should read the accompanying prospectuses of the Funds carefully for further information of the expenses shown for each Portfolio. In addition to the expenses listed below, a charge for premium taxes may be applicable.



OWNER TRANSACTION EXPENSES
                              7% , reducing by
                    (as a percentage of Purchase Payment)

No charge for first 12 transfers in a Contract Year prior to Annuity Date, and $10 a transfer thereafter. No charge is imposed on the 1 permitted transfer each year during the Annuity Period.


     Annual Contract Maintenance Charge     $30 per Contract Year if  Contract
Value on a Contract Anniversary is less than $100,000.

          .35% (as a percentage of Contract Value at the time the charge is taken each Contract Year until earlier of Annuity Date or the Owner's 80th birthday)
     Optional Enhanced Death Benefit Charge
     (see Note 3 below)



     SEPARATE ACCOUNT ANNUAL EXPENSES
     (as a percentage of average Variable Account Value)


                                                                         1.25%
                                                                        .15%
                                                                         1.40%

FUNDS' ANNUAL EXPENSES
(as a percentage of the average daily net assets of a Portfolio)
                                     IMS
                                 Prime Money
                                   Fund_
             _______          _______     _______     _______     Bond
                                   _______
                                .70%      .55%
Other Operating Expenses - After Expense

                                    .25%
Reimbursement (see Note 4 )
                                                                         1.35%
1.20%        1.25%            1.20%             1.15%      .85%        1.20%
                                        .80%


EXAMPLES

An Owner would pay the following expenses on a $1,000 investment in a Contract, assuming a 5% annual return on assets and allocation of 100% of Purchase Payments to the Portfolio shown:

      a)     upon surrender at the end of each time period (or if the Contract
 is annuitized during the first 2          Contract Years);
          b) if the Contract is not surrendered; (or if the Contract is annuitized after the first 2 Contract Years);

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                                  10 years

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

VIST Tilt Utility (See Note 5 below)........................................
                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

                                                                            a)
                                                                            b)

NOTES ON FEE TABLE AND EXAMPLES

1. After the second Contract Year, the entire Contract Value may be applied to an Annuity Option and no Withdrawal Charge will be taken. In each Contract Year during the Accumulation Period, an Owner may request a "partial withdrawal" of an amount of up to 15% of Purchase Payments without a Withdrawal Charge. Amounts so withdrawn do not reduce the Purchase Payments subject to a withdrawal charge. Subject to any conditions and fees the
Company may impose, an Owner may elect to have amounts systematically withdrawn and paid in equal periodic installments. The Company reserves the right to charge a fee for this service. Currently, however, there are no charges for this service. (See "The Contract - Minimum Value Requirements," p.__ and "Withdrawals," p.__.) The 15% free withdrawal has not been factored into the Examples above.

2. No Transfer Fee will be assessed for a transfer made in connection with an approved systematic transfer program, such as dollar cost averaging, from one Investment Option to other preselected Investment Options. (See "Charges and Deductions-- Transfer Fee," p.__ and "Systematic Transfers - Dollar Cost Averaging," p__.)

3. If an Optional Enhanced Death Benefit is elected by the Owner at time of application for a Contract, the Company deducts an annual charge on each Contract Anniversary during the Accumulation Period until the earlier of the Annuity Date or the date the Owner attains Age 80. Also, the charge is taken if the Annuity Date is other than a Contract Anniversary or if a Contract is surrendered during a Contract Year, based on the Contract Value at that time. (See "Charges and Deductions - Optional Enhanced Death Benefit Charge," p.__.)

4. First Variable Advisory Services Corp. has agreed through April 1, 199_ to reimburse Variable Investors Series Trust Fund for all operating expenses (exclusive of management fees) in excess of .50% of a Portfolio's average net assets (.25% in the case of the U.S. Government Bond Portfolio).

5. Prior to April 1, 1994, the VIST Tilt Utility Portfolio was known as the "Equity Income Portfolio" and had different investment objectives and policies.

                                 THE COMPANY

         First Variable Life Insurance Company (the "Company") is a stock life insurance company which was organized under the laws of the State of Arkansas in 1968. The Company is principally engaged in the annuity business. The Company is licensed in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company is a wholly_owned subsidiary of Irish Life of North America, Inc. ("ILoNA") which in turn is beneficially owned by Irish Life plc ("Irish Life"). ILoNA also owns Interstate Assurance Company ("Interstate") of Des Moines, IA. Irish Life was formed in 1939 through a consolidation of a number of Irish and British Life offices transacting business in Ireland. In terms of assets, Irish Life controls over 50% of the Irish domestic life insurance market. As Ireland's leading institutional investor, it owns in excess of 10% of the leading Irish publicly traded stocks. Irish Life, through its international subsidiaries, conducts business in Ireland, the United Kingdom, the United States and France. As of the end of 1995, the Irish Life consolidated group had in excess of $__ billion in assets. ILoNA is a Delaware corporation, incorporated as Carrig International, Inc. in 1986, which is the holding company for Interstate and the Company.

The Company has an A- (Excellent) rating from A.M. Best, an independent firm that analyzes insurance carriers. This rating is assigned to companies that have a strong ability to meet obligations to policyholders over a long period of time. The Company also has an AA- rating from Standard and Poor's and an AA rating from Duff & Phelps Credit Rating Co. on claims paying ability. The financial strength of the Company may be relevant with respect of the Company's ability to satisfy its Fixed Account obligations under the Contracts.

                             THE SEPARATE ACCOUNT

The Board of Directors of the Company adopted a resolution to establish a segregated asset account pursuant to Arkansas insurance law on December 4, 1979. This account has been designated First Variable Annuity Fund E (the "Separate Account"). The Company has registered the Separate Account with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940, as amended.

The assets of the Separate Account are the property of the Company. However, the assets of the Separate Account, equal to the reserves and other contract liabilities with respect to the Separate Account, are not chargeable with liabilities arising out of any other business the Company may conduct. Income, gains and losses, whether or not realized, are, in accordance with the Contract, credited to or charged against the Separate Account without regard to other income, gains or losses of the Company. The Company's obligations arising under a Contract are general obligations.

The Separate Account meets the definition of a "separate account" under the federal securities laws.

The Separate Account is divided into Sub_Accounts, with the assets of each Sub_Account invested in one Portfolio of a selected Fund. Owners bear the complete investment risk for Purchase Payments and Contract Value allocated or transferred to a Sub_Account. Contract Values fluctuate in accordance with the investment performance of the Sub_Account(s), and reflect the imposition of fees and charges assessed under a Contract.

                              INVESTMENT OPTIONS

Owners of a Contract may allocate Purchase Payments and Contract Value to one or more Sub-Accounts of the Separate Account and to the Fixed Account. Each Sub-Account invests exclusively in a Portfolio of a selected Fund. A brief summary of the Funds and the investment objectives of the currently available Portfolios is set forth below. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Funds which are included with this prospectus. The prospectuses for the Funds may describe other portfolios that are not available under a Contract. THERE IS NO ASSURANCE THAT THE AVAILABLE PORTFOLIOS WILL ACHIEVE THEIR STATED OBJECTIVES. Investors should read this prospectus and the prospectuses for the Funds carefully before investing. Prospectuses for the Funds may be obtained by contacting the Variable Service Center.

VARIABLE INVESTORS SERIES TRUST

Variable Investors Series Trust ("VIST") is an open-end management investment company that was formed as a series trust to provide funding options for variable life insurance and variable annuity contracts. Effective April 1, 1994, VIST retained First Variable Advisory Services Corp. ("FVAS") to manage its assets. FVAS is a wholly-owned subsidiary of the Company and retains the services of sub_advisers under agreements to manage the assets of the VIST Portfolios. The sub-advisers for the VIST Portfolios currently available under a Contract are: Federated Investment Counseling with respect to VIST High Income Bond; Value Line, Inc. with respect to VIST Multiple Strategies and VIST Common Stock; Strong Capital Management, Inc. with respect to VIST U.S. Government Bond; State Street Bank and Trust Company with respect to VIST Tilt Utility; Keystone Investment Management Company with respect to VIST World Equity Portfolio; Warburg, Pincus Counsellors, Inc. with respect to VIST Growth & Income; and Pilgrim Baxter & Associates, Ltd. with respect to VIST Small Cap. From ___ to April 1, 1994, INVESCO Capital Management, Inc. was the investment adviser of VIST and managed its assets.

Each Portfolio has a distinct investment objective and policy. The investment objectives of the Portfolios available under a Contract are:

VIST U.S. Government Bond. The investment objective of this Portfolio is to seek current income and preservation of capital through investment primarily in securities issued or guaranteed as to principal and interest by the U.S. Government or by its agencies, authorities, or instrumentality's.

VIST High Income Bond. The investment objective of this Portfolio is to obtain as high a level of current income as is believed to be consistent with prudent investment management. As a secondary objective, the Portfolio seeks capital appreciation when consistent with its primary objective. The Portfolio seeks to achieve its investment objectives by investing primarily in fixed-income securities rated lower than A. Many of the high yield securities in which the Portfolio may invest are commonly referred to as "junk bonds." For special risks involved with investing in such securities (including among others, risk of default and illiquidity) see "Investment Objectives and Policies of the Portfolios - High Income Bond Portfolio" in the VIST prospectus.

VIST Tilt Utility. The investment objective of this Portfolio is to seek capital appreciation and current income by investing in a diversified portfolio of common stock and income securities issued by companies engaged in the utilities industry ("Utility Securities"). Under normal market conditions, at least 80% of the Portfolio's assets will be invested in Utility Securities. The Portfolio is intended to achieve investment returns that are higher than the Standard & Poor's Utilities Index with equivalent risk, diversification and price volatility. Prior to April 1, 1994, the Tilt Utility Portfolio was known as the Equity Income Portfolio and had different investment objectives, policies and restrictions.

VIST World Equity. The investment objective of this Portfolio is to maximize long_term total return by investing primarily in common stocks, and securities convertible into common stocks, traded in securities markets located in countries around the world, including the United States. See "Foreign Investments" under "Policies and Techniques Applicable to all Portfolios" in the VIST prospectus for a discussion of the risks involved in investing in foreign securities.

VIST Common Stock. The investment objective of this Portfolio is capital growth which it seeks to achieve through a policy of investing primarily in a diversified portfolio of common stocks and securities convertible into or exchangeable for common stock. The secondary objective is current income when consistent with its primary objective.

VIST  Multiple  Strategies.   The investment objective of this Portfolio is to
seek as high a level of total return over an extended period of time as is considered consistent with prudent investment risk by investing in equity securities, bonds, and money market instruments in varying proportions.

VIST Growth & Income. The investment objective of this Portfolio is to provide current income and growth of capital. The Portfolio seeks to achieve its objectives by investing in equity securities, fixed income securities and money market instruments. The portion of the Portfolio invested at any given time in each of these asset classes will vary depending on market conditions, and there may be extended periods when the Portfolio is primarily invested in one of them. In addition, the amount of income derived from the Portfolio will fluctuate depending on the composition of the Portfolio's holdings and will tend to be lower when a higher portion of the Portfolio is invested in equity securities. The Portfolio may also purchase without limitation dollar-denominated American Depository Receipts ("ADRs"). ADRs are issued by domestic banks and evidence ownership of underlying foreign securities.

VIST Small Cap. The investment objective of this Portfolio is to seek capital appreciation. The Portfolio will invest, under normal conditions, at least 65% of its total assets in securities of companies with market capitalization or annual revenues under $1 billion at the time of purchase.

INSURANCE MANAGEMENT SERIES

Insurance Management Series ("IMS") is an open-end investment management company that was formed as a series trust to provide funding options for variable life insurance and variable annuity contracts. Pursuant to an investment advisory contract with IMS, investment decisions for IMS are made by Federated Advisers, an affiliate of Federated Investment Counseling. Federated Securities Corp. is the principal distributor for shares of IMS Prime Money Fund Portfolio.

IMS Prime Money Fund. The investment objective of the Portfolio is to provide current income consistent with stability of principal and liquidity. The Fund pursues its investment objective by investing exclusively in a portfolio of money market instruments maturing in 397 days or less. An investment in the IMS Prime Money Fund Portfolio is neither insured nor guaranteed by the U.S. Government.

FIXED ACCOUNT OPTION

This Prospectus is generally intended to describe the Contract and Separate Account. Because of certain exemptive and exclusionary provisions, interests in the Fixed Account are not registered under the Securities Act of 1933 and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940, as amended. Accordingly, neither the Fixed Account nor any interests therein are generally subject to the provisions of these Acts, and the Company has been advised that the staff of the Securities and Exchange Commission has not reviewed the disclosures in the Prospectus relating to the Fixed Account.

The Company guarantees that it will credit interest to Contract Value in the Fixed Account at a minimum rate of 3% per year. Additional amounts of current interest may be credited by the Company in its sole discretion. The initial current interest rate will be guaranteed for at least one year. New Purchase Payments allocated to the Fixed Account may receive a different current interest rate than the current interest rate credited to amounts transferred from the Separate Account. Contract Value existing in the Fixed Account may receive a different current interest rate than the current interest rate(s) credited on new Purchase Payment allocations and transfers from the Separate Account to the Fixed Account. The Company determines current interest rates in advance, and credits interest daily to Fixed Account value.

TRANSFERS AMONG INVESTMENT OPTIONS

During the Accumulation Period, an Owner may transfer Contract Value among Investment Options up to 12 times each Contract Year without a Transfer Fee. After that, a Transfer Fee of $10 is deducted for each transfer. The automatic transfer of Contract Value under the Dollar Cost Averaging program described below is not taken into account in determining any transfer fee. (See "Charges and Deductions-- Transfer Fee," p.__.)

  Prior to the Annuity Date, Contract Value to be transferred from the Fixed Account to other Investment Options in any Contract Year may not exceed:

  - 25% of the Fixed Account Value on the Issue Date for transfers during the first Contract Year; or
  - for transfers after the first Contract Year, the greater of 25% of Fixed Account Value on the immediately preceding Contract Anniversary or 100% of the Fixed Account Value transferred to other Investment Options during the immediately preceding Contract Year.

During  the  Annuity  Period, the Owner may make a transfer once each Contract
Year: (i) from one or more Sub_Accounts to other Sub-Accounts; or (ii) to the Fixed Account. No transfers will be permitted from the Fixed Account to the Separate Account. Amounts transferred from a Sub_Account to the Fixed Account are subject to certain procedures set out in the Contract.

General Requirements.  All transfers are subject to the following:
 -
  - If applicable, the Transfer Fee will be deducted from Contract Value remaining in the Sub-Account or Fixed Account from which the transfer is made. However, if the entire interest in a Sub-Account or the Fixed Account is being transferred, the transfer fee will be deducted from the amount which is transferred.
 - The minimum amount which may be transferred is the lesser of (a) $1,000; or
  (ii)  the  Owner's  entire  interest in  the applicable Sub-Account or Fixed
 Account.
 - Any transfer instruction must clearly specify the amount which is to be transferred and the Accounts which are to be affected.
  - The Company reserves the right at any time and without prior notice to any party to modify, suspend or terminate the transfer privileges including, but not limited to, the description in "Suspension of Payments or Transfers" on
 p.__.

Systematic Transfers - Dollar Cost Averaging. The Company permits systematic transfers, such as a dollar cost averaging program, that an Owner may elect by written request. Through systematic transfers, amounts are transferred each month or quarter from a selected Investment Option to other pre-selected Investment Options. The dollar cost averaging program permits transfers from the IMS Prime Money Fund Sub_Account or the Fixed Account to other Sub_Account(s) on a regularly scheduled basis. Through use of systematic transfers, instead of transfers of the total Contract Value at one particular time, an Owner may be less susceptible to the impact of market fluctuations. The minimum amount which may be transferred is $250. The Company may require a minimum amount of Contract Value before permitting systematic transfers. The Company requires a minimum amount of Contract Value to be in an Investment Option before a "dollar cost averaging" program may begin. The amount required for dollar cost averaging from the Prime Money Fund Sub-Account or from the Fixed Account, as applicable, is $6,000.

All systematic transfers are made on the same day of each month or quarter (or the next Business Day if the same day of the month or quarter is not a Business Day). If the Owner is participating in the dollar cost averaging program, the transfers are not taken into account in determining the Transfer Fee. Under certain circumstances, the Company may impose restrictions on an Owner's ability to participate in the dollar cost averaging program and limitations on the amounts that can be transferred from the Fixed Account to any Sub-Accounts under a systematic transfer program. An Owner participating in the dollar cost averaging program may not participate in the systematic withdrawal program. (See "Withdrawals--Systematic Withdrawals," p.__.)

Telephone Requests. Prior to the Annuity Date, an Owner may elect to make transfers by telephone. If there are Joint Owners, unless the Company is informed to the contrary, instructions will be accepted from either one of the Joint Owners. The Company will use reasonable procedures to confirm that instructions communicated by telephone are genuine. If it does not, the Company may be liable for any losses due to unauthorized or fraudulent instructions. The Company tape records all telephone instructions.

Restrictions on Transfers. Programmed or other frequent requests to transfer Investment Options by, or on behalf of, an Owner may have a detrimental effect on the Fund share values held in the Separate Account. The Company may therefore limit the number of permitted transfers in any Contract Year, or refuse to honor any transfer request for an Owner or a group of Owners if it is informed that the purchase or redemption of shares of one or more of the Portfolios is to be restricted because of excessive trading, or if a specific transfer or group of transfers is deemed to have a detrimental effect on AUV or Portfolio share prices.

The Company may also at any time suspend or cancel its acceptance of third party authorizations on behalf of an Owner; or restrict the Investment Options that will be available for such transfers. Notice will be provided to the third party in advance of the restrictions. The restrictions will not be imposed, however, if the Company is given satisfactory evidence that: (a) the third party has been appointed by the Owner to act on the Owner's behalf for all financial affairs; or (b) the third party has been appointed by a court of competent jurisdiction to act on the Owner's behalf.

Automatic Transfer of Small Accounts. The Company reserves the right to the extent permitted by law, or any business Day to transfer Contract Value from any Investment Option if less than $250, to the Investment Option with the then highest Contract Value. (See "The Contract--Minimum Value Requirements," p.__.)


CHANGES TO INVESTMENT OPTIONS

New Sub-Accounts may be established and additional Portfolios or mutual funds may be made available by the Company when, in its sole discretion, it determines that conditions so warrant. Any new Sub-Accounts may be made available to existing Owners on a basis to be determined by the Company. Each additional Sub-Account will purchase shares in a Portfolio of a Fund, or in another mutual fund or investment vehicle.

The Company does not guarantee that continued purchase of Portfolio shares will remain appropriate in view of the purposes of the Separate Account. If shares of a Portfolio are no longer available for investment by the Separate Account or, if in the judgment of the Company, further investment in the shares should become inappropriate in view of the purpose of the Contracts, the Company may limit further purchase of the shares of a Portfolio, or may substitute shares of another Portfolio, or mutual fund or other investment option for shares already purchased or to be purchased in the future. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under the requirements it may impose.


                            CHARGES AND DEDUCTIONS

Various charges and deductions are made from Contract Value and the Separate Account. These are:

ADMINISTRATIVE CHARGE

The Company deducts on each Business Day, both prior to and during the Annuity Period, an Administrative Charge which is equal to a percentage of the daily net assets in each Sub-Account of the Separate Account for this class of Contract. The annual rate for this charge is .15%. This charge, together with the Annual Contract Maintenance Charge (see below), compensates the Company for costs associated with the administration of a Contract and the Separate Account. The Company does not intend to profit from this charge.

ANNUAL CONTRACT MAINTENANCE CHARGE

During  the  Accumulation  Period,  the  Company  deducts  an  Annual Contract
Maintenance Charge of $30 from the Contract Value on each Contract Anniversary. However, if the Contract Value on a Contract Anniversary is at least $100,000, then no Annual Contract Maintenance Charge will be deducted. If a total withdrawal is made on other than a Contract Anniversary, and the Contract Value at the time is less than $100,000 the Annual Contract Maintenance Charge will be deducted.

This charge is to reimburse the Company for its administrative expenses. This charge is deducted by subtracting values from the Fixed Account and/or canceling Accumulation Units from each applicable Sub_Account in the ratio that the value of each Account bears to the total Contract Value. If the Annuity Date is not a Contract Anniversary, the Annual Contract Maintenance Charge will be deducted on the Annuity Date. After the Annuity Date, no Annual Contract Maintenance Charge is taken. The Company does not intend to profit from this charge.

MORTALITY AND EXPENSE RISK CHARGE

The Company deducts on each Business Day, both prior to and during the Annuity Period, a Mortality and Expense Risk Charge which is equal to a percentage of the daily net assets in each Sub-Account of the Separate Account for this class of Contract. The annual rate for this charge is 1.25%. The mortality risks assumed by the Company arise from its contractual obligation to make annuity payments after the Annuity Date for the life of the Annuitant and to waive the Withdrawal Charge in the event of the death of the Owner. The Company also bears a mortality risk with respect to the death benefit. The expense risk assumed by the Company is that all actual expenses involved in administering the Contracts, including Contract maintenance costs, administrative costs, mailing costs, data processing costs, legal fees, accounting fees, filing fees and the costs of other services may exceed the amount recovered from the Annual Contract Maintenance Charge and the Administrative Charge.

If the Mortality and Expense Risk Charge is insufficient to cover the actual costs, the loss will be borne by the Company. Conversely, if the amount deducted proves more than sufficient, the excess will be a profit to the Company. The Company expects a profit from this charge. If the actual costs for distribution of the Contract exceed the amount realized by the Company from the Withdrawal Charge, the deficiency will be met from the Company's general assets which may include amounts, if any, derived from the Mortality and Expense Risk Charge. The Mortality and Expense Risk Charge is guaranteed by the Company and cannot be increased.

OPTIONAL ENHANCED DEATH BENEFIT CHARGE

An Owner may elect an enhanced death benefit at the time of application for a Contract. The enhanced death benefit guarantees that upon death of the Owner the death benefit payable under the Contract will be at least equal to the sum of Purchase Payments less Withdrawals, (including applicable charges) accumulated at an annual rate of 4.5% up to a maximum amount equal to twice the sum of Purchase Payments less Withdrawals. The enhanced death benefit ends on the earliest of: (a) the date of the Owner's death; (b) the Owner's 80th birthday; or (c) the Annuity Date. The enhanced death benefit may also end if a new owner is designated. If this option is elected, the Company deducts an Enhanced Death Benefit Charge on each Contract Anniversary prior to earlier of the Annuity Date or the Owner's 80th birthday based on the Contract Value on the Contract Anniversary. The charge is also deducted on the Annuity Date if the Annuity Date is on a date other than a Contract Anniversary, at the time of surrender, or if the Contract is surrendered based on the Contract Value at that time. The Enhanced Death Benefit Charge is equal to .35% of the Contract Value at the time the charge is taken. The charge is assessed pro-rata among the Investment Options under a Contract, and will result in the cancellation of Accumulation Units credited to a Contract and reduction in Fixed Account Value. (See "Death of the Owner," p.__.)

PREMIUM TAXES

Premium taxes or other taxes payable to a state or other governmental entity will be charged against the Contract Value. The Company currently intends to deduct premium taxes when incurred. Some states assess premium taxes at the time Purchase Payments are made; others assess premium taxes at the time annuity payments begin. Premium taxes generally range from 0% to 2.5%.

TRANSFER FEE

An Owner may transfer all or part of the Contract Value among Investment Options without the imposition of any fee or charge if there have been no more than 12 transfers made in the Contract Year prior to the Annuity Date. After the Annuity Date, the Owner may make 1 transfer among the Sub-Accounts each Contract Year from the Sub-Accounts to the Fixed Account without a transfer fee. If more than 12 transfers have been made in a Contract Year prior to the Annuity Date, the Company will deduct a transfer fee of $10 per transfer. If the Owner is participating in the dollar cost averaging program providing for the automatic transfer of funds from the Prime Money Fund Sub_Account or the Fixed Account to any other Sub_Account(s), such transfers are not taken into account in determining any transfer fee. (See "Systematic Transfers - Dollar Cost Averaging," p.__.) The charge is taken pro-rata from Contract Value in each Investment Option prior to a transfer and, with respect to Sub-Accounts, will result in the cancellation of Accumulation Units credited to a Contract.

WITHDRAWAL CHARGE

The  Company  incurs  expenses  in  connection  with  the  promotion, sale and distribution of the Contract. To recover these expenses, the Company imposes a Withdrawal Charge on the withdrawal or surrender of Contract Value before the Annuity Date (see "Withdrawals," p.__ .) The Withdrawal Charge is also imposed on the Annuity Date if the Annuity Date is within the first 2 Contract Years. (See "Annuity Provisions--Annuity Date," p.__.) To the extent that the Withdrawal Charge is insufficient to cover the actual cost of distribution, the Company may use any of its corporate assets, including potential profit which may arise from the Mortality and Expense Risk Charge, to provide for any difference.

The Withdrawal Charge is determined by applying the Withdrawal Charge percentages shown below to the Purchase Payments deemed withdrawn, surrendered, or applied to an Annuity Option. The charge will vary depending on the number of years that have elapsed since the date a Purchase Payment was received by the Company. Purchase Payments are deemed withdrawn in the order in which they are made. The amount deducted from the Contract Value will be determined by subtracting values from the Fixed Account and/or canceling Accumulation Units from each applicable Sub_Account in the ratio that the value of each Account bears to the total Contract Value, unless another method is requested and the Company approves the request.


Withdrawal Charge Percentages.  The  Withdrawal Charge percentages are:
Full Years Since Purchase Payment          0     1     2     3     4     5
6     7 +
Withdrawal Charge Percentage          7%     6%     5%     4%     3%     2%
 1%     0%


Partial Withdrawals. Prior to the Annuity Date, an Owner may make a partial withdrawal each Contract Year of the Withdrawal Value provided that the minimum Withdrawal Value after a partial withdrawal is $1,000. A partial withdrawal must be for at least $1, The Withdrawal Charge on a partial withdrawal is deducted from the remaining Contract Value, if sufficient; otherwise it is deducted from the amount withdrawn. Unless the Owner requests otherwise, partial withdrawals will ordinarily result in the cancellation of Accumulation Units from each Sub-Account and a reduction in Fixed Account Value in the ratio that each Sub-Account and the Fixed Account bears to the total Contract Value (See "Withdrawals," p.__).

Withdrawal requests that would result in a remaining Withdrawal Value of less than $1,000 may be deemed a surrender and termination of the Contract (See "Minimum Value Requirements - Termination of Small Accounts," p.__).

Free Withdrawal Amount. No Withdrawal Charge will be taken on a partial withdrawal unless the amount withdrawn or surrendered exceeds the Free Withdrawal Amount. In any Contract Year, the annual Free Withdrawal Amount for partial withdrawals is equal to 15% of Purchase Payments. These 15% withdrawals do not reduce Purchase Payments for purposes of computing the Withdrawal Charge. The Withdrawal Charge will apply to the amount withdrawn or surrendered in any Contract Year that exceeds 15% of Purchase Payments. The unused portion of the Free Withdrawal Amount for one Contract Year will not carry-over to the next Contract Year. The Free Withdrawal Amount is not available on withdrawal requests that fail to meet the minimum remaining Contract Value requirement for a partial withdrawal. (See "Minimum Value Requirements - Termination of Small Accounts," p.__).


  - Waiver of Withdrawal Charge. Subject to state availability, the Company will waive the Withdrawal Charge:
          If any death benefits are paid; or
            If  the Contract Value is applied after the first 2 Contract Years
to an Annuity Option (See "     Annuity Provisions," p.__); or
            If  the Owner or Owner's spouse is first diagnosed with a terminal illness. The Company may require evidence of such illness, including an examination by a licensed physician of the Company's choice. Or,
           After the first Contract Year if the Owner or the Owner's spouse is
confined for 90 consecutive days in a     qualifying nursing home.

To qualify for a waiver of charges based on confinement in a qualifying nursing home, the Owner or the Owner's spouse, as the case may be, must never have been confined in a qualifying nursing home on or before the date the application for the Contract was signed.

Owners should review their Contracts carefully for a complete description of the terminal illness and nursing home waiver of charges requirements.

OTHER CHARGES AND EXPENSES

Fund Expenses. There are other deductions from, and expenses paid out of, the assets of the Portfolios of a Fund which are described in the accompanying prospectuses for the Funds.

Income Taxes. While the Company is not currently reducing Contract Value for federal income taxes of the Separate Account, the Company reserves the right to do so if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a Company reserve for taxes and whether or not it was sufficient.

The Company will deduct any withholding taxes required by applicable law when amounts are distributed from a Contract. (See "Tax Status--Income Tax Withholding," p.__.)

Special Service Fees. The Company may charge Owners for special services, such as additional reports, Systematic Withdrawals, Dollar Cost Averaging and minimum distributions. As of the date of this Prospectus, it does not charge for these special services.

Elimination or Reduction of  Charges and Expenses. The charges and expenses on a Contract may be reduced or eliminated, in whole or in part, when sales of Contracts are made to individuals or to a group of individuals in a manner that results in savings of sales or administration expenses. Any reduction will be determined by the
            Company after examination of relevant factors such as:
 -
  - the size and type of group to which sales are to be made because expenses for a larger group are generally less than for a smaller group since large numbers of Contracts may be implemented and administered with fewer contacts;
  - the total amount of Purchase Payments to be received because expenses are likely to be less on larger Purchase Payments than on smaller ones;
 - any prior or existing relationship with the Company because of the likelihood of implementing the Contract with fewer contacts; and
  - other circumstances, of which the Company is not presently aware, which could result in reduced expenses.
 -
Charges may also be eliminated when a Contract is issued to an officer, director, employee or agent of the Company or any of its affiliates. In no event will reductions or elimination of the charges be permitted where reductions or elimination will be unfairly discriminatory to any person.

                                 THE CONTRACT

APPLICATION AND ISSUANCE OF A CONTRACT

An application must be completed and submitted to the Company to purchase a Contract, together with the minimum required initial Purchase Payment. (See "Purchase Payments - General Requirements," p.__.) A Contract ordinarily will be issued in respect of Owners and Annuitants up to Age 85. Investors in Qualified Contracts for Owners and Annuitants beyond Age 70 1/2 should consult with qualified tax advisers on the impact of minimum distribution requirements under their existing retirement plans. Any required annual minimum distribution amount should be withdrawn from an existing retirement plan before amounts are transferred to purchase a Qualified Contract. (See "Tax Considerations - Withdrawals from Qualified Contracts," p.__.)

The Owner, Annuitant, and Beneficiary of a Contract are initially designated in the application and subject to the Company's underwriting rules. If the Application for a Contract is in good order, the Company will apply the Purchase Payment within 2 business days of receipt: (a) to the Separate Account and credit the Contract with Accumulation Units; and/or (b) to the Fixed Account and credit the Contract with dollars. If the Application for a Contract is not in good order, the Company will attempt to get it in good order or the Company will return the Application and the Purchase Payment within 5 business days. The Company will not retain a Purchase Payment for more than 5 business days while processing an incomplete Application unless it
has  been  authorized  by  the  purchaser.    The  Company  may  decline  any
application.

Free Look Right. An Owner has the right to review a Contract during an initial inspection period specified in the Contract and, if dissatisfied, to return it to the Company or to the agent through whom it was purchased. When the Contract is returned to the Company during the permitted period, it will be voided as if it had never been in force. The Company will ordinarily refund the Contract Value (which may be greater or less than the Purchase Payments received) on a Contract returned during the permitted period, unless a different amount is required. The "free look" period is at least 10 days, and may be greater depending on state requirements.

Delayed Investment Start Date. Purchase Payments are generally allocated to the Sub-Accounts or to the Fixed Account as selected by the Owner. In certain instances, however, the Company reserves the right to allocate Purchase Payments to the Prime Money Fund Sub-Account for a period of up to 5 days beyond a "free look" inspection period before they will be invested (together with any investment gain) in any other Sub-Account(s) designated by the Owner.
  If the Company elects to delay such initial investments in Sub-Accounts, the delay would apply where a Contract is issued: (a) in a state which requires that Purchase Payments less withdrawals be refunded upon the exercise of (i) a
 "free look" right or (ii) an inspection right following a "replacement" of an existing life insurance or annuity contract; or (b) as an Individual Retirement Annuity (or as the initial investment of an Individual Retirement Account).

On the date of this Prospectus, the Company does not delay investment start dates and, should it elect to do so, it will so advise prospective investors in a Contract.

PURCHASE PAYMENTS

General Requirements. The initial Purchase Payment is due on the Issue Date. Unless the Owner participates in the automatic investment plan described below, the minimum initial Purchase Payment is $5,000 for Non-Qualified Contracts and $2,000 for Qualified Contracts. For all Contracts, the maximum amount of cumulative Purchase Payments is $1,000,000 and the minimum amount for each subsequent Purchase Payment is $200, unless an automatic investment plan is in effect. The Company reserves the right to decline any Purchase Payment.

Conversion  to  Accumulation  Units.        Purchase Payments allocated to the
Sub-Account(s) of the Separate Account are converted into Accumulation Units. This is done by dividing each Purchase Payment allocated to a Sub-Account by the value of an Accumulation Unit of that Sub-Account as of the Valuation Period during which the Purchase Payment is allocated to the Sub-Account. Initial Purchase Payments are converted into Accumulation Units when a Contract is issued.

Automatic Investment Plan. An Owner may elect to make Purchase Payments to a Contract by pre-authorized transfers from a checking account. The checking account must be with a bank that is a member of the Automated Clearing House
(ACH). Purchase Payments under this method may be allocated to a Sub-Account, but not to the Fixed Account (see "Investment Options," p.__.) If an automatic investment plan is elected, the Company will lower its Purchase Payment requirements as follows:
 -
 - For a Non-Qualified Contract, the initial Purchase Payment may be as low as $1,000 if the applicant furnishes bank draft instructions for subsequent
 Purchase Payments of at least $100 each.
  - For a Qualified Contract, the initial Purchase Payment may be as low as $500 if the applicant furnishes bank draft instructions for subsequent
 Purchase Payments of at least $100 each.
 -
The Company may further reduce the minimum Purchase Payment requirement on automatic investment plans for a Contract issued under certain group sponsored arrangements. Participation in the automatic investment plan may be suspended or terminated if there are insufficient funds in the checking account to cover any payment.

CONTRACT VALUE

The Contract Value on any Business Day is the sum of the Owner's interest in the Sub_Accounts of the Separate Account and in the Fixed Account. The Owner's interest in a Sub_Account is determined by multiplying the number of that Sub-Account's Accumulation Units credited to a Contract by the Accumulation Unit Value, or "AUV," for the Sub_Account.

Accumulation Unit Value. The AUV for each Sub_Account was set initially at $10. AUVs for each Valuation Period fluctuate to reflect the performance of the Sub-Accounts. The AUV for a Sub-Account on any Business Day is priced by the Company as follows:
 -
  - The Accumulation Unit Value of the Sub-Account is based on the net asset value per share of the underlying Portfolio.
  - Any applicable charge (or credit) for federal and state taxes attributable to the Sub-Account is subtracted (or added).
 - The cumulative unpaid Mortality and Expense Risk Charge, and the cumulative unpaid Administrative Expense Charge is subtracted.
 - The result is divided by the total number of Accumulation Units held in the Sub-Account, before the purchase or redemption of any Accumulation Units on the current Business Day.
 -
The  AUV  for  one  Sub-Account  may  differ  from  the  AUV  of  a  different
Sub-Account.

Reports. The Company will provide the Owner with reports on Contract Value at least annually. Additional reports may be requested by the Owner. The Company reserves the right to impose a charge for the cost of providing any additional reports, but does not currently do so.

OWNERSHIP

The Owner has all rights and may receive all benefits under the Contract. Prior to the Annuity Date, the Owner is the person designated in the Application, unless changed. Upon the death of the Owner, the Beneficiary will become the Owner of the Contract.

Assignment. The Owner may, at any time during his or her lifetime, assign his or her rights under the Contract. The Company will not be bound by any assignment until written notice is received by the Company. The Company is not responsible for the validity of any assignment. The Company will not be liable as to any payment or other settlement made by the Company before receipt of the assignment. Assignment of a Non-Qualified Contract may be considered a distribution subject to federal income taxes including, with certain exceptions, a 10% penalty tax before age 59 1/2. Owners of Qualified Contracts should consult a competent tax adviser as to any mandatory restrictions on assignment in their retirement plans and the impact of income taxes on permitted assignments. (See "Tax Considerations," p.__.)

CHANGE OF DESIGNATIONS

A request to change the designated Owner, Annuitant, or Beneficiary must be made in writing and received by the Company at the Variable Service Center. The change will become effective as of the date the written request is signed. A new designation will not apply to any payment made or action taken by the Company prior to the time it records the change.

A permitted change of a designation will automatically revoke any prior designation of the same type (e.g., a change of Owner revokes a prior change of Owner; a change of Annuitant revokes a prior change of Annuitant; a change of Beneficiary revokes a prior change of Beneficiary).

Owner. The Owner may change the Owner at any time prior to the Annuity Date.

Annuitant. A new Annuitant may be designated by the Owner prior to the Annuity Date, but not if the Contract is owned by a non-natural person. The Owner may automatically become the Annuitant if a new Annuitant is not designated within 30 days of the death of the Annuitant prior to the Annuity Date. (See "Death of Annuitant," p.__.)

Beneficiary. Subject to the rights of any irrevocable Beneficiary(ies), the Owner may change the primary Beneficiary(ies) or contingent Beneficiary(ies).

Restrictions on Qualified Contracts. Any Qualified Contract may have restrictions on changes of Owner, Annuitant or Beneficiary. An Owner should consult a competent tax adviser as to the tax consequences which may result.

MINIMUM VALUE REQUIREMENTS

Termination of Small Accounts. A withdrawal request that would cause the remaining Withdrawal Value to be less than $1,000 may be deemed a surrender of the Contract by the Company. The Company reserves the right to terminate the Contract. In such event, the Company will pay the Withdrawal Value to the Owner

The Company also reserves the right to terminate a Contract if the Withdrawal Value on any Business Day falls below $1,000 and no Purchase Payments were received by the Company during the preceding 2 years (including the current
Contract  Year.)        Prior to terminating small accounts for failure to pay
Purchase Payments during the preceding 2 years, the Company will provide Owners with 30 day notice, and an opportunity to make an additional Purchase Payment to increase the Contract Value above the minimum amount during this period.

Payments resulting from the termination of a Contract may be considered a taxable distribution and may be subject, with certain exceptions, to a 10% penalty tax for distributions before age 59 1/2. (See "Tax Considerations," page___. )

Transfer of Small Contract Value. The Company reserves the right, to the extent permitted by law, to transfer the amount of Contract Value then held in a particular Investment Option if less than $250, to the Investment Option under a Contract that has the highest Contract Value.


                           DEATH BENEFIT PROVISIONS

DEATH OF THE ANNUITANT

Upon the death of the Annuitant prior to the Annuity Date, the Owner may designate a new Annuitant. If no designation is made within 30 days of the death of the Annuitant, the Owner will become the Annuitant. However, if the Owner is a non_natural person, then the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated. (See "Death of the Owner," below.)

Upon the death of the Annuitant after the Annuity Date, the Death Benefit, if any, will be as specified in the Annuity Option elected and will be paid at least as rapidly as under the method in effect prior to the Owner's death. (See "Annuity Provisions -Annuity Options," p.__.)

DEATH OF THE OWNER

The Contract provides for a Death Benefit to be paid to the Beneficiary upon the death of an Owner prior to the Annuity Date. The Death Benefit is:

      the Basic Death Benefit; or
            if greater and if no withdrawals of Contract Value have been taken
during the Owner's lifetime, the              Bonus Death Benefit; or
       if greater, the Enhanced Death Benefit.

Upon the death of an Owner on or after the Annuity Date, any remaining payments under the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

Basic Death Benefit.  The Basic Death Benefit is the greater of:

  - Purchase Payments less the sum of any reductions in Contract Value attributable to partial withdrawals during the Owner's lifetime (including applicable charges); or
 - the Contract Value.
Bonus Death Benefit.  The Bonus Death Benefit is the greater of:
       the Basic Death Benefit on the date of the Owner's death; or
       the Step Up Amount in effect on the date of the Owner's death
A Step Up Amount is determined at the start of each Bonus Period while a Contract is in force. The first Bonus Period begins on the Issue Date and ends on the earlier of the seventh Contract Anniversary or the day on which the Owner attains Age 80. Each succeeding Bonus Period is for the next 7 Contract Years or, if earlier, until the Owner attains Age 80.
The Step Up Amount at the start of the first Bonus Period is the initial Purchase Payment. The Step Up Amount at the start of each succeeding Bonus Period is the greater of:
 -  The Step Up Amount at the end of the preceding Bonus Period; or
 -  The Contract Value at the end of the preceding Bonus Period.

The Step Up Amount during any Bonus Period is increased by the amount of Purchase Payments received by the Company during that Bonus Period.

The Step Up Amount on and after the day the Owner attains Age 80 is zero. Unless the Company consents otherwise, the Bonus Death Benefit will end if the Owner is changed.

Optional  Enhanced  Death  Benefit.    The  Owner  may elect an Enhanced Death
Benefit at the time a Contract is purchased. The Enhanced Death Benefit, up to the Owner's 80th birthday, is an amount equal to:

  - Purchase Payments, less the sum of any reductions in Contract Value attributable to partial withdrawals during the Owner's lifetime (including applicable charges); and
 - interest accumulated at an annual rate of 4.5%
 -
up to a maximum amount equal to two (2) times the sum of Purchase Payments.

The  Enhanced  Death  Benefit on and after the day the Owner attains Age 80 is
zero.   Unless the Company consents otherwise, the Enhanced Death Benefit will end if the Owner is changed.

If the Enhanced Death Benefit is elected by the Owner, the Company deducts an Enhanced Death Benefit Charge on each Contract Anniversary prior to the Annuity Date or the Owner's 80th birthday, if earlier. The charge is also deducted if the Annuity Date is on a date other than a Contract Anniversary or if the Contract is surrendered, based on the Contract Value at that time. The Enhanced Death Benefit Charge is equal to .35% of the Contract Value at the time the charge is taken. (See "Charges and Deductions - Optional Enhanced Death Benefit Charge," p.__.)

If  the    Owner is a non-natural person, the Annuitant will be considered the
Owner for purposes of determining the Basic Death Benefit, the Bonus Death Benefit and the Enhanced Death Benefit.

Owners should refer to their Contract for the applicable Death Benefit provisions.

PAYMENT  OF DEATH BENEFIT

The Death Benefit will be determined by the Company and paid as of the Valuation Date next following the date it receives due proof of death and any applicable election for a payment method, if an election was not previously made by the Owner. In the event of the death of an Owner prior to the Annuity Date, a Beneficiary may elect to have the Death Benefit paid under one of the following options: (a) as a single lump sum payment; (b) payment of the entire Death Benefit within five years of the date of the Owner's Death or (c) payment of the Death Benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with payments commencing within one year of the date of the Owner's death. Any portion of the Death Benefit not applied under option (c) within one year of the date of the Owner's death, must be distributed within five years of the date of such death.
A spousal Beneficiary may elect one of the above options or elect to continue a Contract in his or her name at the then current Contract Value in lieu of receiving any Death Benefit. Payment to the Beneficiary other than in a lump sum, may only be elected during the 60 day period beginning with the date of receipt of proof of death.

OWNERS OTHER THAN A SINGLE PERSON

If there are Joint Owners, any reference to the death of the Owner shall mean the first death of an Owner. Any Joint Owner must be the spouse of the other Owner. Upon the death of either Owner, the surviving spouse will be the primary Beneficiary. Any other Beneficiary designated in the Application or as subsequently changed will be treated as a contingent Beneficiary unless otherwise indicated in writing to the Company.

If the Owner is a non-natural person, then for purposes of the Death Benefit the Annuitant shall be treated as the Owner and the death of the Annuitant shall be treated as the death of the Owner.

BENEFICIARY

Unless the Owner provides otherwise, the Death Benefit will be paid in equal shares to the survivor(s) as follows: (a) to the primary Beneficiaries who survive the Owner or Annuitant's death, as applicable; or if there are none,
(b) to the contingent Beneficiaries who survive the Owner or Annuitant's death as applicable; or if there are none, (c) to the estate of the Owner.


                              ANNUITY PROVISIONS

ANNUITY DATE

The Owner selects an Annuity Date at the time of application, and may later change it by written request at least 30 days prior to the existing Annuity Date. If the Annuity Date selected is less than 2 Contract Years from the Issue Date, a Withdrawal Charge will be deducted from Contract Value before the first annuity payment is made. (See "Charges and Deductions --Withdrawal Charge," p.__.) If the selected Annuity Date occurs when the Annuitant is at an advanced age, such as over Age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. Investors in a Qualified Contract should select an Annuity Date that is consistent with the requirements of their retirement plans (See "Tax Considerations - Withdrawals from Qualified Contracts," p.__.) A qualified tax advisor should be consulted for further information.

ANNUITY PAYMENTS

Allocation. The Owner may elect, no later than seven (7) calendar days prior to the Annuity Date, to receive Fixed Annuity Payments, Variable Annuity Payments or a combination of Fixed Annuity Payments and Variable Annuity Payments. The Annuitant is the payee, unless a different payee is selected by the Owner by written request to the Company at its Variable Service Center at least 30 days prior to the Annuity Date. If all of the Contract Value on the seventh calendar day before the Annuity Date is allocated to the Fixed Account, Fixed Annuity Payments will be made. If all of the Contract Value on that date is allocated to the Separate Account, Variable Annuity Payments will be made. If the Contract Value on that date is allocated to both the Fixed Account and the Separate Account, a combination of Fixed Annuity Payments and Variable Annuity Payments will be made to reflect the allocation between the Accounts.

Amount. The total dollar amount of each payment is the sum of the Variable Annuity Payment and the Fixed Annuity Payment. The Company reserves the right to pay Annuity Payments in one sum when the remaining payments are less than $2,000 or other minimum amount established by the Company from time to time, or when the Annuity Option elected would result in periodic payments of less than $100.

Annuitization Bonus. Subject to state availability, the Company intends to increase the Contract Value on the Annuity Date by an "Annuitization Bonus" if Contract Value is applied to an Annuity Option. The increase in Contract Value will be calculated by the Company with respect to Contract Value as of the immediately preceding Business Day. The increase in Contract Value will be allocated pro-rata to the Investment Options to which Contract Value is then allocated, and will be deemed "income" on a Contract for federal income tax purposes. (See "Tax Considerations," p. __.)

The "Annuitization Bonus" for a Contract will be determined by the Company at the time of issuance of a Contract, but may be modified, reduced or eliminated for Contracts subsequently issued. On the date of this prospectus, the Annuitization Bonus is 3% of Contract Value.

Variable Annuity Payments. The actual dollar amount of Variable Annuity Payments is dependent upon (a) the Contract Value (plus any Annuitization Bonus) on the Annuity Date, (b) the annuity table and the assumed interest rate specified in the Contract for the Annuity Option selected, and (c) the investment performance of the Sub_Account selected.

The annuity tables contained in the Contract for Variable Annuity Payments are based on a 3% assumed investment rate. If the actual net investment rate exceeds 3%, Variable Annuity Payments will increase. Conversely, if the actual rate is less than 3 %, Variable Annuity Payments will decrease.

Variable Annuity Payments will initially reflect the investment performance of the Separate Account in accordance with the allocation of the Contract Value to the Sub_Account(s) on the Annuity Date. After the Annuity Date, allocations may be changed among Sub-Account Investment Options once each Contract Year. (See "Transfers Among Investment Options," p. __.)

ANNUITY OPTIONS

The Annuity Option is elected by the Owner and may be changed by written request at least 30 days prior to the Annuity Date. If no Annuity Option election is in effect at least 30 days before the Annuity Date, Annuity Payments will be made under Option B. Life Annuity with a Period Certain of 120 Months, as described below.

The Annuity Payments payable under the Contract may be made under one of the following options or any other option acceptable to the Company:

Option A. Life Annuity. An annuity payable monthly during the lifetime of the Annuitant. Annuity Payments cease at the death of the Annuitant.

Option  B.   Life Annuity with Periods Certain of 60, 120, 180 or 240 Months.
An annuity payable monthly during the lifetime of the Annuitant and in any event for 60, 120, 180 or 240 months certain as selected.

Option C. Joint and Survivor Annuity. An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person. At the death of either, Annuity Payments will continue to be made to the survivor. The survivor's Annuity Payments will be equal to 100%, 75%, 662/3% or 50% of the amount payable during the joint lifetime, as chosen.

Option D. Joint and Contingent Annuity. An annuity payable monthly during the lifetime of the Annuitant and continuing during the lifetime of a designated second person after the Annuitant's death. The second person's Annuity Payments will be equal to 100%, 75%, 662/3% or 50% of the amount payable, as chosen.

Option E. Fixed Payments for a Period Certain. An annuity payable monthly for a fixed amount for any specified period (at least 5 years but not exceeding 30 years), as chosen.

Annuity Options A, B, C & D are available for Fixed Annuity Payments, Variable Annuity Payments or a combination of both. Annuity Option E is available for Fixed Annuity Payments only.

If the Annuitant dies during a period certain (Annuity Options B or E), the remaining Annuity Payments will be made to the Beneficiary. The Beneficiary may elect to receive the commuted value of the remaining Annuity Payments in a single sum instead. The Company will determine the commuted value by discounting the remaining Annuity Payments at its then current interest rate used for commutation.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of the Annuitant has been misstated, the Company may change the annuity benefits to those which the Contract Value would have provided had the correct Age and sex been stated. If the misstatement is discovered after the Annuity Date: (a) the Company will add interest to any overpayments at the rate of 6% per year, compounded annually and deduct the amount against remaining annuity payments; and (b) the Company will add interest to any underpayments at the rate of 6% per year, compounded annually, and pay the amount in a single sum with the next Annuity Payment.


                                 WITHDRAWALS

The Owner may make a written request to the Company to surrender the Contract or to make a partial withdrawal of Contract Value before the Annuity Date. Contract Value available upon surrender or withdrawal will be reduced by any applicable: (a) Withdrawal Charge; (b) taxes not previously deducted; (b) Annual Contract Maintenance Charge; and (d) Optional Enhanced Death Benefit Charge. (See "Charges and Deductions," p.__.) Partial withdrawals and surrenders will ordinarily result in the cancellation of Accumulation Units from each applicable Sub_Account of the Separate Account or a reduction in the Fixed Account Value in the ratio that the Sub_Account Value and/or the Fixed Account Value bears to the total Contract Value. The Owner may request in writing in advance if a different method of cancellation of units and reduction of Fixed Account Value is desired. The Company will pay the amount of any withdrawal within 7 days of receipt of a request in good order, unless the "Suspension of Payments or Transfers" provision is in effect. (see "Suspension of Payments or Transfers," p.__.)

PARTIAL WITHDRAWALS

Each partial withdrawal must be for an amount which is not less than $1,000. If a partial withdrawal request is made which would reduce the remaining Withdrawal Value below $1,000, the Company may deem the Contract surrendered. In such event, the Contract will terminate and the Company will pay an Owner the Withdrawal Value of a Contract. (See "The Contract --Minimum Value Requirements," p.__.)

SYSTEMATIC WITHDRAWALS

Subject to any conditions and fees the Company may impose, an Owner may elect to take partial withdrawals under a systematic withdrawal program. The Company does not currently charge for systematic withdrawals.

Under the program, systematic withdrawals are made on the same day (or next Business Day) of each month or quarter. Owners must be 5912 or older to participate. Systematic withdrawals are taken pro_rata from the Investment Options of a Contract and are transferred automatically to an Owner's bank account, provided the account is maintained at a bank that is a member of the Automated Clearing House (ACH). Systematic withdrawals are not allowed simultaneously with the dollar cost averaging program. (See "Systematic Transfers -Dollar Cost Averaging," p.__.)

The Company reserves the right to modify, suspend or eliminate the program at any time.

TAX PENALTIES AND RESTRICTIONS

Certain tax withdrawal penalties and restrictions may apply to withdrawals from a Contract. The withdrawal penalties and restrictions differ between a Non-Qualified Contract and a Qualified Contract. (See "Tax Considerations," p.__.) Special restrictions apply to a Qualified Contract issued as a 403(b) annuity. (See "Tax Considerations - Withdrawal Limitations on 403(b) Annuities," p.__.)

Owners should consult their own tax counsel or other tax adviser before requesting any withdrawals.

TEXAS OPTIONAL RETIREMENT PROGRAM

A Contract issued to a participant in the Texas Optional Retirement Program ("ORP") will contain an ORP endorsement that will amend the Contract to provide: (a) if for any reason a second year of ORP participation is not begun, the total amount of the State of Texas' first_year contribution will be returned to the appropriate institute of higher education upon its request;
and (b) no benefits will be payable, through surrender of the Contract or otherwise, until the participant dies, accepts retirement, terminates employment in all Texas institutions of higher education or attains the age of 7012. The value of the Contract may, however, be transferred to other contracts or carriers during the period of ORP participation. A participant in the ORP is required to obtain a certificate of termination from the participant's employer before the value of a Contract can be withdrawn.

SUSPENSION OF PAYMENTS OR TRANSFERS

The Company reserves the right to suspend or postpone payments for withdrawals or transfers from the Sub-Accounts for any period when:

 - the New York Stock Exchange is closed;
 - trading on the New York Stock Exchange is restricted;
 - an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or
  - during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners.

The Company also reserves the right to defer payment for a withdrawal or transfer from the Fixed Account for the period permitted by law but not for more than six months after written election is received by the Company.

                           PERFORMANCE INFORMATION

IMS PRIME MONEY FUND PORTFOLIO

From time to time, the IMS Prime Money Fund Sub_Account of the Separate Account may advertise its "yield" and "effective yield." Both yield figures are based on historical earnings of the IMS Prime Money Fund Portfolio and are not intended to indicate future performance. The "yield" of the IMS Prime Money Fund Sub_Account refers to the income generated by Contract Values in the IMS Prime Money Fund Sub_Account over a seven_day period (which period will be stated in the advertisement). This income is "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52_week period and is shown as a percentage of the Contract Values in the PIMS rime Money Fund Sub_Account. The "effective yield" is calculated similarly. However, when annualized, the income earned by Contract Values is assumed to be reinvested. This results in the "effective yield" being slightly higher than the "yield" because of the compounding effect of the assumed reinvestment. The yield figure will reflect the deduction of any asset_based charges and any applicable Annual Contract Maintenance Charge, but will not reflect the deduction of any Withdrawal Charge. The deduction of any Withdrawal Charge would reduce any percentage increase or make greater any percentage decrease.

OTHER PORTFOLIOS

From time to time, the Company may advertise performance data for the various other Portfolios under the Contract. Such data will show the percentage change in the value of an Accumulation Unit based on the performance of an investment medium over a period of time, usually a calendar year, determined by dividing the increase (decrease) in value for that Unit by the Accumulation Unit value at the beginning of the period. This percentage figure will reflect the deduction of any asset_based charges and any applicable Annual Contract Maintenance Charges under the Contracts, but will not reflect the deduction of any Withdrawal Charge. The deduction of any Withdrawal Charge would reduce any percentage increase or make greater any percentage decrease.

Any advertisement will also include total return figures calculated as described in the Statement of Additional Information. The total return figures reflect the deduction of any applicable Annual Contract Maintenance Charges and Withdrawal Charges, as well as any asset_based charges.

The Company may make available yield information with respect to some of the Portfolios. Such yield information will be calculated as described in the Statement of Additional Information. The yield information will reflect the deduction of any applicable Annual Contract Maintenance Charge as well as any asset_based charges.

The Company may also show historical AUVs in certain advertisements containing illustrations. These illustrations will be based on actual AUVs. In addition, the Company may distribute sales literature which compares the percentage change in share values of any of the Portfolios against established market indices such as the Standard & Poor's 500 Composite Stock Price Index, the Dow Jones Industrial Average or other management investment companies which have investment objectives similar to the Portfolio being compared. The Standard & Poor's Composite 500 Stock Price Index is an unmanaged, unweighted average of 500 stocks, the majority of which are listed on the New York Stock Exchange. The Dow Jones Industrial Average is an unmanaged, weighted average of thirty blue chip industrial corporations listed on the New York Stock Exchange. Both the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average assume quarterly reinvestment of dividends.
The Company may publish the ratings and other information assigned it by one or more independent rating services in advertisements and reports to an Owner. Further, the Company may publish charts and other information concerning dollar cost averaging, tax-deference and other investment methods.

The Company may also distribute sales literature which compares the performance of the AUVs of a Contract with the unit values of variable annuities issued through the separate accounts of other insurance companies. Such information will be derived from the Lipper Variable Insurance Products Performance Analysis Service, Morningstar or from the VARDS Report.

The Lipper Variable Insurance Products Performance Analysis Service is published by Lipper Analytical Services, Inc., a publisher of statistical data which currently tracks the performance of almost 4,000 investment companies. The rankings compiled by Lipper may or may not reflect the deduction of asset_based insurance charges. The Company's sales literature utilizing these rankings will indicate whether or not such charges have been deducted. Where the charges have not been deducted, the sales literature will indicate that if the charges had been deducted, the ranking might have been lower.

The VARDS Report is a monthly variable annuity industry analysis compiled by Variable Annuity Research & Data Service of Miami and published by Financial Planning Resources, Inc. The VARDS rankings may or may not reflect the deduction of asset_based insurance charges.

Morningstar rates a variable annuity sub-account against its peers with similar investment objectives. Morningstar does not rate any sub-account that has less than three years of performance data.

                              TAX CONSIDERATIONS

GENERAL

NOTE: THE FOLLOWING DESCRIPTION IS BASED UPON THE COMPANY'S UNDERSTANDING OF CURRENT FEDERAL INCOME TAX LAW APPLICABLE TO ANNUITIES IN GENERAL. THE COMPANY CANNOT PREDICT THE PROBABILITY THAT ANY CHANGES IN SUCH LAWS WILL BE MADE. PURCHASERS ARE CAUTIONED TO SEEK COMPETENT TAX ADVICE REGARDING THE POSSIBILITY OF SUCH CHANGES. THE COMPANY DOES NOT GUARANTEE THE TAX STATUS OF THE CONTRACTS. PURCHASERS BEAR THE COMPLETE RISK THAT A CONTRACT MAY NOT BE TREATED AS "ANNUITY CONTRACTS" UNDER FEDERAL INCOME TAX LAWS. IT SHOULD BE FURTHER UNDERSTOOD THAT THE FOLLOWING DISCUSSION IS NOT EXHAUSTIVE AND THAT
SPECIAL RULES NOT DESCRIBED IN THIS PROSPECTUS MAY BE APPLICABLE IN CERTAIN SITUATIONS. MOREOVER, NO ATTEMPT HAS BEEN MADE TO CONSIDER ANY APPLICABLE STATE OR OTHER TAX LAWS.

Section 72 of the Code governs taxation of annuities in general. An Owner is not taxed on increases in the value of a Contract until distribution occurs, either in the form of a lump sum payment or as annuity payments under the Annuity Option selected. For a lump sum payment received as a total withdrawal (total surrender), the recipient is taxed on the portion of the payment that exceeds the cost basis of the Contract. For Non_Qualified Contracts, this cost basis is generally the Purchase Payments, while for Qualified Contracts there may be no cost basis. The taxable portion of the lump sum payment is taxed at ordinary income tax rates.

For annuity payments, a portion of each payment in excess of an exclusion amount is includible in taxable income. The exclusion amount for payments based on a fixed annuity option is determined by multiplying the payment by the ratio that the cost basis of the Contract (adjusted for any period certain or refund feature) bears to the expected return under the Contract. The exclusion amount for payments based on a variable annuity option is determined by dividing the cost basis of the Contract (adjusted for any period certain or refund guarantee) by the number of years over which the annuity is expected to be paid. Payments received after the investment in the Contract has been recovered (i.e. when the total of the excludable amounts equals the investment in the Contract) are fully taxable. The taxable portion is taxed at ordinary income tax rates. For certain types of Qualified Plans there may be no cost basis in the Contract within the meaning of Section 72 of the Code. Owners, Annuitants and Beneficiaries under a Contract should seek competent financial advice about the tax consequences of any distributions.

The Company is taxed as a life insurance company under the Code. For federal income tax purposes, the Separate Account is not a separate entity from the Company and its operations form a part of the Company.

DIVERSIFICATION

Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable annuity contracts. The Code provides that a variable annuity contract will not be treated as an annuity contract for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the United States Treasury Department ("Treasury Department"), adequately diversified. Disqualification of the Contract as an annuity contract would result in imposition of federal income tax to the Owner with respect to earnings allocable to the Contract prior to the receipt of payments under the Contract.

The Company intends that all Portfolios of a Fund underlying a Contract will be managed by the Fund or its investment adviser to comply with the diversification requirements set forth in Section 817(h) of the Code and Treas. Reg. 1.817-5 promulgated thereunder.

The Treasury Department has indicated that the diversification Regulations do not provide guidance regarding the circumstances in which Owner control of the investments of the Separate Account will cause the Owner to be treated as the owner of the assets of the Separate Account, thereby resulting in the loss of favorable tax treatment for the Contract. At this time it cannot be determined whether additional guidance will be provided and what standards may be contained in such guidance.

The amount of Owner control which may be exercised under the Contract is different in some respects from the situations addressed in published rulings issued by the Internal Revenue Service in which it was held that the policy owner was not the owner of the assets of the separate account. It is unknown whether these differences, such as the Owner's ability to transfer among investment choices or the number and type of investment choices available, would cause the Owner to be considered the owner of the assets of the Separate Account resulting in the imposition of federal income tax to the Owner with respect to earnings allocable to the Contract prior to receipt of payments under the Contract.

In the event any forthcoming guidance or ruling is considered to set forth a new position, such guidance or ruling will generally be applied only prospectively. However, if such ruling or guidance was not considered to set forth a new position, it may be applied retroactively resulting in the Owners being retroactively determined to be the owners of the assets of the Separate Account.

Due to the uncertainty in this area, the Company reserves the right to modify the Contract in an attempt to maintain favorable tax treatment.

CONTRACTS OWNED BY OTHER THAN NATURAL PERSONS

Under Section 72(u), the investment earnings on premiums for Contracts will be taxed currently to the Owner if the Owner is a non-natural person, e.g., a corporation, or certain other entities. Such Contracts generally will not be treated as annuities for federal income tax purposes. However, this treatment is not applied to Contracts held by a trust or other entity as an agent for a natural person or to Contracts held by a tax-qualified retirement plan described in sections 401, 403(a), 403(b), 408, or 457 of the Code. Purchasers should consult their own tax counsel or other tax adviser before purchasing a contract to be owned by a non-natural person.

MULTIPLE CONTRACTS

The Code provides that multiple non_qualified annuity contracts which are issued within a calendar year to the same contract owner by one company or its affiliates are treated as one annuity contract for purposes of determining the tax consequences of any distribution. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such combination of contracts. Owners should consult a tax adviser prior to purchasing more than one non_qualified annuity contract in any calendar year.

INCOME TAX WITHHOLDING

All distributions or the portion thereof which is includible in the gross income of the Owner are subject to federal income tax withholding. Generally, amounts are withheld from periodic payments at the same rate as wages and at the rate of 10% from non_ periodic payments. However, the Owner, in most cases, may elect not to have taxes withheld or to have withholding done at a different rate.

Effective January 1, 1993, certain distributions from retirement plans qualified under Section 401 or Section 403(b) of the Code, which are not directly rolled over to another eligible retirement plan or individual retirement account or individual retirement annuity, are subject to a mandatory 20% withholding for federal income tax. The 20% withholding requirement generally does not apply to: (a) a series of substantially equal payments made at least annually for the life or life expectancy of the participant or joint and last survivor expectancy of the participant and a designated beneficiary or distributions for a specified period of 10 years or morem distributions which are required minimum distributions; or (c) the portion of the distributions not includible in gross income (i.e. return of after-tax contributions). Participants should consult their own tax counsel or other tax adviser regarding withholding requirements.

 WITHDRAWALS FROM NON_QUALIFIED CONTRACTS

Section 72 of the Code governs treatment of distributions from annuity contracts. It provides that if the Contract Value exceeds the aggregate purchase payments made, any amount withdrawn will be treated as coming first from the earnings and then, only after the income portion is exhausted, as coming from the principal. Withdrawn earnings are includible in gross income. It further provides that a ten percent (10%) penalty will apply to the income portion of any distribution. However, the penalty is not imposed on amounts received: (a) after the taxpayer reaches age 5912; (b) after the death of the Owner; (c) if the taxpayer is totally disabled (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) in a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the taxpayer or for the joint lives (or joint life expectancies) of the taxpayer and his or her Beneficiary; (e) under an immediate annuity; or (f) which are allocable to purchase payments made prior to August 14, 1982.

QUALIFIED PLANS

A Contract offered by this Prospectus is designed to be suitable for use under various types of Qualified Plans. Taxation of participants in each Qualified Plan varies with the type of plan and terms and conditions of each specific plan. Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified Plan may be subject to the terms and conditions of the plan regardless of the terms and conditions of a Contract issued pursuant to the plan. Various tax penalties may apply to contributions in excess of specified limits, and the limitations under a plan may be less than the which may limit the amount permitted to be contributed some retirement plans are subject to distribution and other requirements that are not incorporated into the Company's administrative procedures. Contract Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Following are general descriptions of the types of Qualified Plans with which a Contract may be used. Such descriptions are not exhaustive and are for general informational purposes only. The tax rules regarding Qualified Plans are very complex and will have differing applications depending on individual facts and circumstances. Each purchaser should obtain competent tax advice prior to purchasing a Contract issued under a Qualified Plan.

Contracts issued pursuant to Qualified Plans include special provisions restricting Contract provisions that may otherwise be available as described in this Prospectus. Generally, Contracts issued pursuant to Qualified Plans are not transferable except upon surrender or annuitization. Various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations. Furthermore, certain withdrawal penalties and restrictions may apply to surrenders from Qualified Contracts. (See "Tax Treatment of Withdrawals - Qualified Contracts", below.)

On July 6, 1983, the Supreme Court decided in Arizona Governing Committee v. Norris that optional annuity benefits provided under an employer's deferred compensation plan could not, under Title VII of the Civil Rights Act of 1964, vary between men and women. A Contract sold by the Company in connection with Qualified Plans will utilize annuity tables which do not differentiate on the basis of sex. Such annuity tables will also be available for use in connection with certain non_qualified deferred compensation plans.

HR. 10 Plans. Section 401 of the Code permits self_employed individuals to establish Qualified Plans for themselves and their employees, commonly referred to as "H.R. 10" or "Keogh" plans. Contributions made to the Plan for the benefit of the employees will not be included in the gross income of the employees until distributed from the Plan. The tax consequences to participants may vary depending upon the particular plan design. However, the Code places limitations and restrictions on all Plans including on such items as: amount of allowable contributions; form, manner and timing of distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. (See "Tax Treatment of Withdrawals--Qualified Contracts" below.) Purchasers of Contracts for use with an H.R. 10 Plan should obtain competent tax advice as to the tax treatment and suitability of such an investment.

403(b) Annuities. Section 403(b) of the Code permits the purchase of "403(b)" or "tax_sheltered annuities" by public schools and certain charitable, educational and scientific organizations described in Section 501(c)(3) of the Code. These qualifying employers may make contributions to a Contract for the benefit of their employees. Such contributions are not includible in the gross income of the employees until the employees receive distributions from the Contracts. The amount of contributions to the tax_sheltered annuity is limited to certain maximums imposed by the Code. Furthermore, the Code sets forth additional restrictions governing such items as transferability, distributions, nondiscrimination and withdrawals. (See "Tax Treatment of Withdrawals--Qualified Contracts" and "Tax Sheltered Annuities--Withdrawal Limitations" below.) Any employee should obtain competent tax advice as to the tax treatment and suitability of such an investment.

Individual Retirement Annuities. Section 408(b) of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" ("IRA"). Under applicable limitations, certain amounts may be contributed to an IRA which will be deductible from the individual's gross income. These IRAs are subject to limitations on eligibility, contributions, transferability and distributions. (See "Tax Treatment of Withdrawals - Qualified Contracts" below.) Under certain conditions, distributions from other IRAs and other Qualified Plans may be rolled over or transferred on a tax_deferred basis into an IRA. Sales of Contracts for use with IRAs are subject to special requirements imposed by the Code, including the requirement that certain informational disclosure be given to persons desiring to establish an IRA. Purchasers of Contracts to be qualified as Individual Retirement Annuities should obtain competent tax advice as to the tax treatment and suitability of such an investment.

Corporate Pension and Profit_Sharing Plans. Sections 401(a) and 401(k) of the Code permit corporate employers to establish various types of retirement plans for employees. These retirement plans may permit the purchase of a Contract to provide benefits under the Plan. Contributions to the Plan for the benefit of employees will not be includible in the gross income of the employees until distributed from the Plan. The tax consequences to participants may vary depending upon the particular plan design. However, the Code places limitations and restrictions on all plans including on such items as: amount of allowable contributions; form, manner and timing of distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of the Contract for use with Corporate Pension or Profit_Sharing Plans should obtain competent tax advice as to the tax treatment and suitability of such an investment. Unless the Company otherwise permits, participant loans are not allowed in connection with Contracts purchased in connection with these plans.

Section 457 Plans. Under Section 457 of the Code, governmental and certain other tax-exempt employers may establish deferred compensation plans for the benefit of their employees which may invest in annuity contracts. The Code, as in the case of Qualified Plans, establishes limitations and restrictions on
eligibility,  contributions  and  distributions.    Under  these  Plans,
contributions made for the benefit of the employees will not be includible in the employee's gross income until distributed from the Plan. However, under a
Section 457 Plan, all the assets remain solely the property of the employer subject only to the claims of the employer's general creditors until such time as made available to the participant or beneficiary.

WITHDRAWALS FROM QUALIFIED CONTRACTS

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the individual's cost basis to the individual's total accrued benefit under the retirement plan. Special tax rules may be available for certain distributions from a Qualified Contract. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of certain distributions from qualified retirement plans, including Contracts issued and qualified under Code Sections 401 (H.R. 10 and Corporate Pension and Profit_Sharing Plans), 403(b) and 408(b) (Individual Retirement Annuities). To the extent amounts are not includible in gross income because they have been rolled over to an IRA or to another eligible Qualified Plan, no tax penalty will be imposed. The tax penalty will not apply to the following distributions: (a) if distribution is made on or after the date on which the Owner or Annuitant (as applicable) reaches age
5912; (b) distributions following the death or disability of the Owner or Annuitant (as applicable) (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) after separation from service, distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the Owner or Annuitant (as applicable) or the joint lives (or joint life expectancies) of such Owner or Annuitant (as applicable) and his or her designated Beneficiary; (d) distributions to an Owner or Annuitant (as applicable) who has separated from service after he has attained age 55; (e) distributions made to the Owner or Annuitant (as applicable) to the extent such distributions do not exceed the amount allowable as a deduction under Code
Section 213 to the Owner or Annuitant (as applicable) for amounts paid during the taxable year for medical care; and (f) distributions made to an alternate payee pursuant to a qualified domestic relations order. The exceptions stated in (d), (e) and (f) above do not apply in the case of an Individual Retirement Annuity. The exception stated in (c) above applies to an Individual Retirement Annuity without the requirement that there be a separation from service.

Generally, distributions from a qualified plan must commence no later than April 1 of the calendar year, following the year in which the employee attains age 7012. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed. In addition, distributions in excess of $150,000 per year may be subject to an additional 15% excise tax unless an exemption applies.

WITHDRAWAL LIMITATIONS ON 403(B) ANNUITIES

The Code limits the withdrawal of amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Section 403(b)(11) of the Code) to circumstances only when the Owner: (a) attains age 5912; (b) separates from service; (c) dies; (d) becomes disabled within the meaning of the Code; or (e) in the case of hardship. However, withdrawals for hardship are restricted to the portion of the Owner's Contract Value which represents contributions made by the Owner and does not include any investment results. The limitations on withdrawals became effective on January 1, 1989 and apply only to salary reduction contributions made after December 31, 1988, to income attributable to such contributions and to income attributable to amounts held as of December 31, 1988. The limitations on withdrawals do not affect rollovers or transfer between certain Qualified Plans. Owners should consult their own tax counsel or other tax adviser regarding any distributions.


                                OTHER MATTERS

FINANCIAL STATEMENTS

The full financial statements for the Separate Account and the Company are in the Statement of Additional Information. As of the date of this Prospectus, the Separate Account had not commenced sales of the Capital Variable Annuity. Accordingly, no condensed financial information is presented for such Contracts.


DISTRIBUTION

First Variable Capital Services, Inc. ("FVCS"), 10 Post Office Square, Boston, MA 02109, acts as the distributor of the Contracts. FVCS is a wholly_owned subsidiary of the Company. The Contract is offered on a continuous basis through FVCS and approved broker-dealers who are members of the National Association of Securities Dealers, Inc.

The Company and FVCS have agreements with various broker -dealers under which the Contracts will be sold by registered representatives of the broker-dealers. The registered representatives are required to be authorized under applicable state regulations to sell variable annuity contracts. The commissions payable to a broker-dealer for sales of the Contract may vary with the sales agreement, but is not expected to exceed 6.50% of first year Purchase Payments. Broker-dealers may also receive expense allowances, wholesaler fees, bonuses and training fees.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Separate Account, the Distributor or the Company is a party.

TRANSFERS BY THE COMPANY

The Company may, subject to applicable regulatory approvals, transfer its obligations under a Contract to another qualified life insurance company under an assumption reinsurance arrangement without the prior consent of the Owner.

VOTING RIGHTS

In accordance with its view of present applicable law, the Company will vote the shares of a Fund held in the Separate Account at regular or special meetings of the shareholders in accordance with instructions received from Owners having the voting interest in the affected Portfolio(s) held in the Separate Account. The number of votes that an Owner has the right to instruct for a particular Sub-Account is determined by dividing the Variable Account Value in the Sub-Account by the net asset value per share of the corresponding Portfolio in which the Sub-Account invests. The Company will vote shares for which it has not received instructions, as well as shares attributable to it, in the same proportion as it votes shares for which it has received instructions. A Fund may not be required to hold routine annual meetings of its shareholders.

The Funds' shares are used solely as the investment vehicle for separate accounts of insurance companies offering variable annuity contracts and variable life insurance policies. The use of Funds' shares as investments for both variable annuity contracts and variable life insurance policies is referred to as "mixed funding." The use of Funds' shares as investments by separate accounts of unaffiliated life insurance companies is referred to as "shared funding."

The Funds intend to engage in mixed funding and shared funding in the future. Although the Funds do not currently foresee any disadvantage to Contract owners due to differences in redemption rates, tax treatment, or other considerations resulting from mixed funding or shared funding, the Trustees of the Funds will closely monitor the operation of mixed funding and shared funding and will consider appropriate action to avoid material conflicts and take appropriate action in response to any material conflicts which occur.

The number of shares which an Owner has a right to vote will be determined as of a date to be chosen by the Company not more than sixty (60) days prior to a shareholder meeting of a Fund. Each Owner having a voting interest will receive proxy material, reports, and other materials relating to the appropriate Portfolio.



         TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

                                    PAGE
                                                                             3
                                                                             3
                                                                             3
                                                                             3
                                                                             3
                                                                             4
                                                                             5
                                                                             5
                                                                             6
                                                                             6
                                                                             6
                                                                             6

                                    PART B

                     STATEMENT OF ADDITIONAL INFORMATION

        INDIVIDUAL FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT

                                  issued by

                        FIRST VARIABLE ANNUITY FUND E

                                     and
                    FIRST VARIABLE LIFE INSURANCE COMPANY

THIS IS NOT A PROSPECTUS. THIS STATEMENT OF ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS DATED _________FOR THE INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE AND FIXED ANNUITY CONTRACTS WHICH ARE REFERRED TO HEREIN.

THE PROSPECTUS CONCISELY SETS FORTH INFORMATION THAT A PROSPECTIVE INVESTOR OUGHT TO KNOW BEFORE INVESTING. FOR COPY OF THE PROSPECTUS CALL OR WRITE THE COMPANY AT: 10 Post Office Square, 12th Floor, Boston, MA 02109 (617) 457-6700

THIS STATEMENT OF ADDITIONAL INFORMATION IS DATED __________

     TABLE OF CONTENTS

     Page

Company      3

Independent Accountants      3

Legal Opinions      3

Distributor      3

Yield Calculation For IMS Prime Money Fund Sub-Account      3

Performance Information      4

Annuity Provisions      5

Variable Annuity      5

Fixed Annuity      6

Annuity Unit      6

Mortality and Expense Guarantee      6

Financial Statements      6

                                   COMPANY

       Information regarding the Company and its ownership is contained in the Prospectus.


                           INDEPENDENT ACCOUNTANTS

          The  Company's  independent  accountant
is___________________________________,  ______,  _____________  _____.    The
financial statements for the Company as of _____________________ and the financial statements for First Variable Annuity Fund E as of _____________________ and for the periods indicated included in this Statement of Additional Information, which is incorporated by reference into the Prospectus, have been so included in reliance on the report of __________________, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                LEGAL OPINIONS

     Legal matters in connection with the Contracts described herein are being passed upon by the law firm of Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut.

                                 DISTRIBUTOR

       First Variable Capital Services, Inc. ("FVCS") acts as the distributor. FVCS is a wholly-owned subsidiary of the Company. The offering is on a continuous basis.

            YIELD CALCULATION FOR IMS PRIME MONEY FUND SUB-ACCOUNT

          The IMS Prime Money Fund Sub-Account of the Separate Account will calculate its current yield based upon the seven days ended on the date calculation. For the seven calendar days ended December 31, 199, the annualized yield for the IMS Prime Money Fund Sub-Account was _____%.

     The current yield of the IMS Prime Money Fund Sub-Account is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing Owner account having a balance of one Accumulation Unit of the Sub-Account at the beginning of the period, subtracting the Mortality and Expense Risk Charge, the Administrative Charge and the Annual Contract Maintenance Charge, dividing the difference by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7).

          The IMS Prime Money Fund Sub-Account computes its effective compound yield according to the method prescribed by the Securities and Exchange Commission. The effective yield reflects the reinvestment of net income earned daily on IMS Prime Money Fund Sub-Account assets.

          Net investment income for yield quotation purposes will not include either realized capital gains and losses or unrealized appreciation and depreciation, whether reinvested or not.


      The yields quoted should not be considered a representation of the yield of the IMS Prime Money Fund Sub-Account in the future since the yield is not fixed. Actual yields will depend not only on the type, quality and maturities of the investments held by the IMS Prime Money Fund Sub-Account and changes in the interest rates on such investments, but also on changes in the IMS Prime Money Fund Sub-Account's expenses during the period.

Yield information may be useful in reviewing the performance of the IMS Prime Money Fund Sub-Account and for providing a basis for comparison with other investment alternatives. However, the IMS Prime Money Fund Sub-Account's yield fluctuates, unlike bank deposits or other investments which typically pay a fixed yield for a stated period of time.

                           PERFORMANCE INFORMATION

          From time to time, the Company may advertise performance data as described in the Prospectus. Any such advertisement will include total return figures for the time periods indicated in the advertisement. Such total return figures will reflect the deductions of a 1.25% Mortality and Expense Risk Charge, a .15% Administrative Charge, the investment advisory fee for the underlying Portfolio being advertised and any applicable Annual Contract Maintenance Charges.

          The hypothetical value of a Contract purchased for the time periods described in the advertisement will be determined by using the actual Accumulation Unit values for an initial $1,000 purchase payment, and deducting any applicable Annual Contract Maintenance Charges to arrive at the ending hypothetical value. The average annual total return is then determined by computing the fixed interest rate that a $1,000 purchase payment would have to earn annually, compounded annually, to grow to the hypothetical value at the end of time periods described. The formula used in these calculations is:


P     =     a hypothetical initial payment of $1,000
T     =     average annual total return
n     =     number of years
ERV      =     ending redeemable value at the end of the time periods used (or
fractional                   portion thereof) of a hypothetical $1,000 payment
made at the beginning of               the time periods used.

     The annualized total returns as of December 31, 1995 of each Sub-Account are listed below:


*Common Stock is a ten year Annualized return.

In addition to total return data, the Company may include yield information in its advertisements. For each Sub-Account (other than the IMS Prime Money Fund Sub-Account) for which the Company will advertise yield, it will show a yield quotation based on a 30 day (or one month) period ended on the date of the most recent balance sheet of the Separate Account included in the registration statement, computed by dividing the net investment income per Accumulation Unit earned during the period by the maximum offering price per Unit on the last day of the period, according to the following formula:


                         Yield = 2 [(a-b +1) 6 -1]
                                         cd

     Where:

a =     Net investment income earned during the period by the Trust
  attributable to shares     owned by the Sub-Account.

     b =     Expenses accrued for the period (net of reimbursements).

     c =     The average daily number of Accumulation Units outstanding during the
          period.

      d =     The maximum offering price per Accumulation Unit on the last day of the
          period.

       Owners should note that the investment results of each Sub-Account will fluctuate over time, and any presentation of the Sub-Account's total return or yield for any period should not be considered as a representation of what an investment may earn or what an Owner's total return or yield may be in any future period.

                              ANNUITY PROVISIONS

VARIABLE ANNUITY

          A variable annuity is an annuity with payments which: (1) are not predetermined as to dollar amount: and (2) will vary in amount with the net investment results of the applicable Sub-Account(s) of the Separate Account. At the Annuity Date, the Contract Value in each Sub-Account will be applied to the applicable Annuity Tables. The Annuity Table used will depend upon the Annuity Option chosen. If, as of the Annuity Date, the then current Annuity Option rates applicable to this class of Contracts provide a first Annuity Payment greater than guaranteed under the same Annuity Option under this Contract, the greater payment will be made. The dollar amount of Annuity Payments after the first is determined as follows:

(1) the dollar amount of the first Annuity Payment is divided by the value of an Annuity Unit as of the Annuity Date. This establishes the number of
        Annuity Units for each monthly payment. The number of Annuity Units remains fixed during the Annuity Payment period.

(2) the fixed number of Annuity Units is multiplied by the Annuity Unit value for the last Valuation Period of the month proceeding the month for which the payment is due. This result is the dollar amount of the payment.


The total dollar amount of each Variable Annuity Payment is the sum of all Sub-Account Variable Annuity Payments reduced by the applicable portion of the Annual Contract Maintenance Charge.

 FIXED ANNUITY

        A fixed annuity is a series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company and do not vary with the investment experience of the Separate Account. The General Account Value on the day immediately preceding the Annuity Date will be used to determine the Fixed Annuity monthly payment. The first monthly Annuity Payment will be based upon the Annuity Option elected and the appropriate Annuity Option Table.

ANNUITY UNIT

         The value of an Annuity Unit for each Sub-Account was arbitrarily set initially at $10.

     The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined by subtracting (2) from (1) and dividing the result by
(3) and multiplying the result by a factor which neutralizes the assumed investment rate of 3% contained in the Annuity Tables where:

     1.     is the net result of:

       a.     the assets of the Sub-Account attributable to the Annuity Units;
plus or
          minus

          b. the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-
          Account;

     2. is the cumulative unpaid charge for the Mortality and Expense Risk Charge and for the Administrative Charge.


          3. is the number of Annuity Units outstanding at the end of the Valuation Period.


          The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.


MORTALITY AND EXPENSE GUARANTEE

         The Company guarantees that the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.

                             FINANCIAL STATEMENTS

     The financial statements of the Company included herein should be considered only as bearing upon the ability of the Company to meet its obligations under the Contracts.


                          [to be filed by amendment]

                                    PART C

                        FIRST VARIABLE ANNUITY FUND E

                                    PART C

ITEM 24.     FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements

     The financial statements of the Separate Account and the Company will be filed by pre-effective amendment

(b)     Exhibits

     1. Resolution of Board of Directors of the Company authorizing the establishment of the Separate Account*

     2.     Not Applicable

     3(a).     Underwriting Agreement**

     (b).     to be filed by Pre-Effective Amendment*

     (c).     Form of Principal Underwriter's Agreement

     (d).     Form of Broker-Dealer Agreement

     (e). Form of Master Service Agreement (to be filed by pre-effective amendment)

     4.     Individual Flexible Payment Deferred Variable Annuity Contract (to
be filed          by pre-effective amendment)

     5.     Application for Variable Annuity

     6.     Articles of Incorporation and By-laws of First Variable Life
Insurance               Company*

     7.     Not Applicable

     8.     Not Applicable

     9. Opinion and Consent of Counsel (to be filed by pre-effective amendment)

     10.     Consent of Accountants (to be filed by pre-effective amendment)

     11.     Not Applicable

     12.     Not Applicable

     13.     Schedule of Performance Calculations (to be filed by
pre-effective                    amendment)

     14.     Not Applicable



*     Incorporated by reference to the Registrant's Original Registration
Statement.
     File Nos. 2-92856, 811-4092

**     Incorporated by reference to the Registrant's Post-Effective Amendment
   No. 3 to Registration Statement. File Nos. 2-92856, 811-4092

#     Incorporated by reference to the Registrant's Post-Effective Amendment
  No. 4 to Form N-4 (File Nos. 33-35749 and 811-4092) as filed on April 30,
  1993.

##     Incorporated by reference to the Registrant's Post-Effective Amendment
   No. 5 to Form N-4 (File Nos. 33-35749 and 811-4092) as filed on February 2, 1994.

ITEM 25.     OFFICERS AND DIRECTORS OF DEPOSITOR

The following are the Officers and Directors of the Company.
Name and Principal     Positions and Offices with the Depositor
Ronald M. Butkiewicz      Chairman and Director

Stephan M. Largent      President and Director

Michael J. Corey      Director

Michael R. Ferrari      Director

Peter D. Fullam      Director

T. David Kingston      Director

Jeff S. Liebmann      Director

Kenneth R. Meyer      Director

Phillip R. O'Connor      Director

Norman A. Fair      Director

 Thomas K. Neavins      Director

Arnold R. Bergman      Vice President - Legal & Administration & Secretary

Martin Sheerin      Vice President and Chief Actuary

Mark Reynolds      Vice President and Treasurer

Anthony Koenig      Assistant Controller

Constance Graves      Assistant Controller

Mark Kelly      Assistant Controller

ITEM 26.     PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
THE DEPOSITOR OR REGISTRANT

          Incorporated by reference to the Registrant's Post-Effective Amendment No. 15 to Form N-4 (File Nos. 33-35749 and 811-4092) as filed on November 22, 1994.
 .

ITEM 27.     NUMBER OF CONTRACT OWNERS

          Not Applicable.

ITEM 28.     INDEMNIFICATION

       Insofar as indemnification's for liability arising under the Securities Act of 1933("ACT") may bee permitted to directors and officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification's is against public policy as expressed in the Act and is therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 29.     PRINCIPAL UNDERWRITER

     (a) First Variable Capital Services, Inc. ("FVCS") is the principal underwriter for the Contracts funded in First Variable Annuity Fund E and for the following investment companies:

(b)  The following persons are directors and officers of FVCS:
Name and Principal     Positions and Offices with the Depositor
Stephan Largent      President, Chairman, Director

Mark E. Reynolds      Treasurer

Tony Koenig      Assistant Treasurer

Mark Kelly      Assistant Treasurer

Arnold R. Bergman      Secretary

ITEM 30.     LOCATION OF ACCOUNTS AND RECORDS

          Arnold R. Bergman, Secretary of the Company and Mark E. Reynolds, Treasurer of the Company whose address is 10 Post Office Square, 12th Floor, Boston, Massachusetts, 02109, maintain physical possession of the accounts, books, or documents of the Separate Account required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder.

ITEM 31.     MANAGEMENT SERVICES

     Not Applicable.

ITEM 32.     UNDERTAKINGS

      (a) Registrant hereby undertakes to file post-effective amendment to his registration statement as frequently as is necessary to ensure that the audit financial statements in the registration statement are never more than sixteen (6) months old for so long as payment under the variable annuity contracts may be accepted.

     (b) Registrant hereby undertakes to include either (1) as part of any application to purchase a contract offered by the Prospectus, a space than an applicant can check to request a Statement of Additional Information, or (2) a postcard or similar written communication affixed to included in the Prospectus that the applicant can remove to send for a Statement of Additional Information.

          (c) Registrant hereby undertakes to deliver any Statement of Additional Information and any financial statement required to be made available under this Form promptly upon written or oral request.

REPRESENTATIONS

The Company hereby represents that it is relying upon a No Action Letter issued to the American Council of Life Insurance dated November 28, 1988 (Commission ref. IP-6-88) and that the following provisions have been complied with:

1. Include appropriate disclosure regarding the redemption restrictions imposed by Section 403(b)(11) in each registration statement, including the prospectus, used in connections with the offer of the contract;

2. Include appropriate disclosure regarding the redemption restrictions imposed by Section 403(b)(11) in any sales literature used in connections with the offer of the contract;

3. Instruct sales representatives who solicit participants to purchase the contract specifically to bring the redemption restrictions imposed by Section 403(b)(11) to the attention of the potential participants;

4. Obtain from each participant who purchases a Section 403(b) annuity contract, prior to or at the time of such purchase, a signed statement acknowledging the participant's understanding of (1) the restrictions on redemption imposed by Section 403(b) (11), and (2) other investment alternative available under the employer's Section 403(b) arrangement to which the participant may elect to transfer his contract value.

SIGNATURES

      As required by the Securities Act of 1933 and the Investment Company Act of 1940, as amended, the Registrant has caused this Registration Statement to be signed on its behalf, in the City of Boston, and the Commonwealth of Massachusetts, on this 19th day of March, 1996.


                         FIRST VARIABLE ANNUITY FUND E
                         (Registrant)

                    By:     FIRST VARIABLE LIFE INSURANCE CO.
                         (Depositor)


                    By:     __________________
                         Stephan Largent, President


Attest:                         FIRST VARIABLE LIFE INSURANCE COMPANY



____________________          By:----------------__________________
Arnold R. Bergman                    Stephan Largent, President


Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
                                     DATE

Ronald M. Butiewicz*     Chairman & Director     3/19/96
Ronald M. Butiewicz


Michael J. Corey *     Director     3/19/96
Michael J. Corey


__________________     Director     ______
Michael R. Ferrari


__________________     Director     _______
Peter Fullam


Stephan Largent     President and Director     3/19/96
Stephan Largent

T. David Kingston*     Director     3/19/96
T. David Kingston

_______________________     Director     ---------------------______
Jeff S. Liebman


______________________     Director     _______
Kenneth R. Meyer

______________________     Director     _______
Phillip R. O'Connor

Norman A. Fair*     Director     3/19/96
Norman A. Fair

Thomas K. Neavins*     Director     3/19/96
Thomas K. Neavins

Mark E. Reynolds     Vice President, Treasurer     3/19/96
Mark E. Reynolds


                         LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Ronald M. Butkiewicz, a Director of First Variable Life Insurance Company, a corporation duly organized under the laws of the State of Arkansas, do hereby appoint, Scott Randall Grodnick and Mark E. Reynolds, or any one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director of this company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

     WITNESS my hand this 18thday of  November, 1994.

WITNESS;

/S/ BRUCE D. LAWERENCE          /S/ RONALD M. BUTKIEWICZ
Bruce D. Lawerence                    Ronald M. Butkiewicz

                         LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Michael J. Corey, a Director of First Variable Life Insurance Company, a corporation duly organized under the laws of the State of Arkansas, do hereby appoint, Scott Randall Grodnick and Mark E. Reynolds, or any one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director of this company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

     WITNESS my hand this 18thday of  November, 1994.

WITNESS;

                                   /S/ MICHAEL COREY
                    Michael Corey
                                   /S/ MARKE. REYNOLDS
                                   Mark E. Reynolds

                         LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, T. David Kingston, a Director of First Variable Life Insurance Company, a corporation duly organized under the laws of the State of Arkansas, do hereby appoint, Scott Randall Grodnick and Mark E. Reynolds, or any one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director of this company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

WITNESS my hand this 18thday of  November, 1994.

WITNESS;


                                   /S/ T. DAVID KINGSTON
                                   T. David Kingston

                                   /S/ MAUREEN HAMILTON
                                   Maureen Hamilton

                          LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Norman A. Fair, a Director of First Variable Life Insurance Company, a corporation duly organized under the laws of the State of Arkansas, do hereby appoint, Scott Randall Grodnick and Mark
E. Reynolds, or any one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director of this company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

     WITNESS my hand this 18thday of  November, 1994.

WITNESS;



                                   /S/ NORMAN ARNOLD FAIR
                                   Norman A. Fair


                                   /S/ BRUCE D. LAWERENCE
                    Bruce D. Lawerence

                         LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Thomas K. Neavins, a Director of First Variable Life Insurance Company, a corporation duly organized under the laws of the State of Arkansas, do hereby appoint, and Scott Randall Grodnick and Mark E. Reynolds, or any one of the foregoing individually, as my attorney and agent, for me, and in my name as a Director of this company on behalf of the Company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of variable annuity and variable life insurance contracts under the Securities Act of 1933, as amended, and the registration of unit investment trusts under the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.

     WITNESS my hand this 18thday of  November, 1994.

WITNESS;


                                   /S/ THOMAS K. NEAVINS
                                   Thomas K. Neavins


                                   /S/ BRUCE D. LAWERENCE
                                   Bruce D. Lawerence